Exhibit 10.2
SERIES A1 PREFERRED SHARE PURCHASE AGREEMENT
THIS SERIES A1 PREFERRED SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of February 14, 2007 by and among China Linong International Limited, a BVI business company organized under the BVI Business Companies Act, 2004 (the “Company”), Land V. Group Limited, an international business company organized under the Laws of the British Virgin Islands (the “BVI Subsidiary”), Land V. Limited, a company limited by shares established under the laws of Hong Kong of PRC (“HK Subsidiary A”), Hong Kong Linong Limited, a company limited by shares established under the laws of Hong Kong of PRC (“HK Subsidiary B”, and collectively with HK Subsidiary A, the “HK Subsidiaries”), each of the companies listed on Exhibit A hereto, each a wholly foreign owned enterprise organized under the laws of PRC (collectively, the “PRC Subsidiaries” and each, a “PRC Subsidiary”; and collectively with the BVI Subsidiary and the HK Subsidiaries, the “Subsidiaries”), each of the individuals listed on Exhibit B hereto (collectively, the “Founders” and each, a “Founder”), and each of the persons listed on Exhibit C hereto (collectively, the “Investors” and each, an “Investor”).
RECITALS:
     A. The Company owns and controls the businesses of the Subsidiaries;
     B. The Company desires to issue and sell to the Investors and the Investors desire to purchase from the Company 80.71 Series A1 preferred shares, par value US$1.00 per share, of the Company (the “Series A1 Shares”) on the terms and conditions set forth in this Agreement;
     C. The BVI Subsidiary was established on March 24, 2005 under the International Business Companies Act of the British Virgin Islands with its registered address at P. O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;
     D. HK Subsidiary A was established on October 31, 2001 under the laws of Hong Kong with its registered address at Rooms A and B, 14/F, Chang Pao Ching Building, No. 427-429, Hennessy Road, Hong Kong; HK Subsidiary B was established on November 10, 2006 under the laws of Hong Kong with its registered address at Room 1602, Tower 1, The Metropolis Residence, 8 Metropolis Drive Hung Hom, KL, Hong Kong;
     E. The Company owns 100% of the equity interest in the BVI Subsidiary; the BVI Subsidiary owns 100% of the equity interest in the HK Subsidiaries; and HK Subsidiary A further owns 100% of the equity interest in each of the PRC Subsidiaries except for Land V. Limited (Fujian), Land V. Limited (Huizhou) and Land V. Limited (Zhangjiakou) which are directly and solely owned by the BVI Subsidiary;
     F. Land V. Limited (Fujian) is a wholly foreign owned enterprise established on July 23, 2004 under the laws of the PRC with its registered address at No. 17, Baima North Road, Gulou District, Fuzhou, PRC;

     G. Land V. Limited (Shenzhen) is a wholly foreign owned enterprise established on April 23, 2004 under the laws of the PRC with its registered address at Building 125, Guo Wei Industrial Factory, Shensha Road, Luobu District, Shenzhen, PRC;
     H. Land V Limited (Hangzhou) is a wholly foreign owned enterprise established on September 28, 2004 under the laws of the PRC with its registered address at Farm No. 6, Yangsi Farmland, Jianggan District, Hangzhou, Zhejiang Province, PRC;
     I. Land V Limited (Tianjin) is a wholly foreign owned enterprise established on May 16, 2005 under the laws of the PRC with its registered address at Suo Cao Dian Village North (within Liang Zhong Chang of Baodi District, Tianjin), Lin Ting Kou, Baodi District, Tianjin, PRC;
     J. Land V. Limited (Weifang) is a wholly foreign owned enterprise established on March 22, 2005 under the laws of the PRC with its registered address at Guanwang Industrial Park, Anqiu, Shandong, PRC;
     K. Land V. Limited (Liaoyang) is a wholly foreign owned enterprise established on July 7, 2004 under the laws of the PRC with its registered address at Shao Er Tai Village, Gucheng Street, Dengta Town, Liaoning Province, PRC;
     L. Land V. Limited (Huizhou) is a wholly foreign owned enterprise established on December 28, 2006 under the laws of the PRC with its registered address at Pingshan Dabu Village, Huidong County, Huizhou, Guangdong, PRC;
     M. Land V. Limited (Zhangjiakou) is a wholly foreign owned enterprise established on October 18, 2006 under the laws of the PRC with its registered address at Miaopu Street, Guyuan County, Zhangjiakou, Hebei, PRC; and
     N. The Subsidiaries are all engaged in the business of the production, sale and trading of agricultural and food products and related activities (“Principal Business”).
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereby agree as follows:
     1. AGREEMENT TO PURCHASE AND SELL SHARES
          1.1. Authorization. As of the Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 80.71 Series A1 Shares (as defined below) having the rights, preferences, privileges and restrictions as set forth in the Amended and Restated Memorandum and Articles of Association of the Company attached hereto as Exhibit D (the “Restated Articles”).
          1.2. Agreement to Purchase and Sell. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Investor, and such Investor hereby agrees to purchase from the Company, on the date of the Closing, that number of Series A1 Shares set forth opposite its name on Exhibit C at a price of US$49,560.15 per share (the “Purchase Price”), amounting to an aggregate purchase price of US$4,000,000.00. The Series A1 Shares to be purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the “Purchased Shares” and the ordinary shares of the Company issuable upon conversion of the Purchased Shares will be collectively hereinafter referred to as the “Conversion Shares”. The Purchase Price shall be paid by wire transfer of funds to a designated account of the Company, provided that wire transfer instructions are delivered to the Investors at least seven (7) business days prior to the Closing.
     2. CLOSINGS; DELIVERY
          2.1. Closing. Subject to the fulfillment of the conditions to closing as set forth in Section 6, the sale of the Purchased Shares shall be held at the offices of Hogan & Hartson LLP in Hong Kong, China, at 10:00 a.m. (Hong Kong time) on February 14, 2007, or at such other time and place as Company and the Investors may mutually agree upon (the “Closing”).
           2.2. Delivery. At the Closing, the Company will deliver to each Investor, in addition to any items the delivery of which is made an express closing condition pursuant to Sections 6, a certificate representing the number of Series A1 Shares opposite the name of such Investor in Exhibit C against payment of the purchase price therefor.
     3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE SUBSIDIARIES AND THE FOUNDERS
          The Company, the Subsidiaries and each Founder, jointly and severally, hereby represent and warrant to each Investor, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached to this Agreement as Exhibit E (which Disclosure Schedule shall be deemed to be representations and warranties to such Investor), as of the date hereof and the date of the Closing hereunder, as follows. In this Agreement, any reference to a party’s “knowledge” means such party’s actual knowledge after due and diligent inquiries of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in question; “Group Companies” means the Company and the Subsidiaries (each a “Group Company”).
           3.1. Organization, Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party. Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), assets relating to, or results of operation of or business (as presently conducted and proposed to be conducted) of the Group Companies, taken as whole, or of the Major Subsidiaries (as defined below), taken as a whole, (a “Material Adverse Effect”). For the purpose, of this Agreement, a “Major Subsidiary” shall mean any subsidiary of the Company (i) whose net asset value exceeds 25% of the net asset value of the Company on a consolidated basis, or (ii) whose net profit after tax accounts for more than 25% of the net profit after tax of the

Company on a consolidated basis, in either case, to be determined by reference to the then latest audited financial statements of such subsidiary and the Company.
          3.2. Capitalization. Immediately prior to the Closing, the authorized share capital of the Company consists of the following:
               (a) Ordinary Shares. A total of 50,000 authorized ordinary shares, par value US$1.00 per share, of the Company (the “Ordinary Shares”), of which 1,050 shares are issued and outstanding.
               (b) Preferred Shares. (i) A total of 215.06 Series A preferred shares, par value US$1.00 per share, of the Company (the “Series A Shares”), all of which are issued and outstanding; and (ii) a total of 80.71 Series A1 Shares, none of which are issued and outstanding immediately prior to the Closing.
               (c) Options, Warrants, Reserved Shares. Except for (i) the conversion privileges of the Purchased Shares to be issued at the Closing and Series A Shares, (ii) the preemptive rights provided in the Shareholders Agreement to be entered into at the Closing and attached hereto as Exhibit F (the “Shareholders Agreement”), (iii) up to 66.58 Ordinary Shares (and options and warrants therefor) reserved for issuance to employees pursuant to the employee equity incentive plans approved by the Investors, and (iv) as contemplated hereby, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company. Apart from the exceptions noted in this Section 3.2 and the Shareholders Agreement, no shares (including the Purchased Shares and the Conversion Shares) of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other person).
                (d) Outstanding Security Holders. A complete and current list of all outstanding shareholders, option holders and other security holders of the Company as of the date hereof is set forth in Section 3.2(d) of the Disclosure Schedule, indicating the type and number of shares, options or other securities held by each such shareholder, option holder or other security holder.
           3.3. Subsidiaries; Group Structure. Except for the Subsidiaries, 100% of the equity interest of which is, directly or indirectly, owned by the Company, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity. The PRC Subsidiaries do not have any subsidiaries, do not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.
          3.4. Due Authorization. All corporate action on the part of the Company, each Subsidiary and each Founder and, as applicable, their respective officers, directors and shareholders necessary for (i) the authorization, execution and delivery of, and the performance of all obligations of the Company, each Subsidiary and each Founder under this Agreement, the Shareholders Agreement and any other agreements to which it is a party and the execution of which is contemplated hereunder (the “Ancillary Agreements”), and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and of the Ordinary Shares issuable upon conversion of such Series A1 Shares has been taken or will be taken prior to the Closing. Each of this Agreement, the Shareholders Agreement and the Ancillary Agreements is a valid and binding obligation of the Company, each Subsidiary and each Founder enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.
          3.5. Valid Issuance of Purchased Shares.
               (a) The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.
               (b) The outstanding capital shares of the Company are duly and validly issued, fully paid and nonassessable, and all outstanding shares, options, warrants and other securities of the Company have been issued in full compliance with the requirements of all applicable securities laws and regulations.
          3.6. Liabilities. No Group Company has any indebtedness for borrowed money that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable.
          3.7. Title to Properties and Assets. Each Group Company has good and marketable title to its properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind. With respect to the property and assets it leases, each Group Company is in compliance in all material respects with such leases and, to its and each Founder’s knowledge, such Group Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.
          3.8. Status of Proprietary Assets. For purpose of this Agreement, (i) “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications and all other rights corresponding thereto, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes of a company, and all documentation related to any of the foregoing; and (ii) “Registered Intellectual Property” means all Proprietary Assets of any Group Company, wherever located, that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any government authority. Each Group Company (i) has independently developed and owns free and clear of all claims, security interests, liens or other encumbrances, or (ii) has a valid right or license to use all Proprietary Assets, including Registered Intellectual Property, necessary and appropriate for its business as now conducted and as proposed to be conducted and, to the knowledge of the Company, the Subsidiaries and the Founders, without any conflict with or infringement of the rights of others. Section 3.8 of the Disclosure Schedule contains a complete list of Proprietary Assets, including all Registered Intellectual Property but excluding know-how, of each Group Company. There are no outstanding options, licenses, agreements or rights of any kind granted by any Group

Company or any other party relating to any Group Company’s Proprietary Assets, nor is any Group Company bound by or a party to any options, licenses, agreements or rights of any kind with respect to the Proprietary Assets of any other person or entity, except, in either case, for standard end-user agreements with respect to commercially readily available intellectual property such as “off the shelf” computer software. No Group Company nor Founder has received any communications alleging that it has violated or, by conducting its business as proposed, would violate any Proprietary Assets of any other person or entity, nor, to the knowledge of the Company, the Subsidiaries and the Founders, is there any reasonable basis therefor. None of the Founders nor, to he knowledge of the Company, each Founder and each Subsidiary, any of the current or former officers, employees or consultants of any Group Company (at the time of their employment or engagement by a Group Company) has been or is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his, her or its best efforts to promote the interests of such Group Company or that would conflict with the business of such Group Company as proposed to be conducted or that would prevent such officers, employees or consultants from assigning to such Group Company inventions conceived or reduced to practice in connection with services rendered to such Group Company. Neither the execution nor delivery of this Agreement, the Shareholders Agreement and any Ancillary Agreement, nor the carrying on of the business of any Group Company by its employees, nor the conduct of the business of any Group Company as proposed, will, to the knowledge of the Company, each Subsidiary and each Founder, conflict with or result in, in any material respect, a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, including without limitation any non-compete, invention assignment or confidentiality obligations under any agreement between any Founder and any former employer of such Founder. Each Group Company and Founder believes that it will not be necessary to utilize any inventions of any of the Group Companies’ employees (or people the Group Companies currently intend to hire) made prior to or outside the scope of their employment by the relevant Group Company. No government funding, facilities of any educational institution or research center or funding from third parties has been used in the development of any Proprietary Assets of any Group Company.
          3.9. Material Contracts and Obligations. All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which each Group Company is a party or by which it is bound that (i) are material to the conduct and operations of its business and properties, (ii) involve any of the officers, consultants, directors, employees or shareholders of the Group Company; or (iii) obligate such Group Company to share, license or develop any product or technology are listed in Section 3.9 of the Disclosure Schedule and have been made available for inspection by the Investors and their counsel. For purposes of this Section 3.9, “material” shall mean (i) having an aggregate value, cost or amount, or imposing liability or contingent liability on any Group Company, in excess of (x) HK$3,000,000 in case of any item of capital expenditure in connection with constructing and equipping any production base or (y) HK$400,000 in any other cases, (ii) containing exclusivity, non-competition, or similar clauses that impair, restrict or impose conditions on any Group Company’s right to offer or sell products or services in specified areas, during specified periods, or otherwise, (iii) not in the ordinary course of business, (iv) transferring or licensing any Proprietary Assets to or from any Group Company (other than licenses granted in the ordinary course of business or licenses from commercially readily available “off the shelf” computer software) or (v) an agreement the termination of which would be reasonably likely to have a Material Adverse Effect.

          3.10. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the knowledge of the Company, each Subsidiary and each Founder, currently threatened) against any of the Group Companies, any Group Company’s activities, properties or assets or, to the Company’s, each Subsidiary and Founder’s knowledge, against any officer, director or employee of each Group Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of the Company, or otherwise. To the knowledge of the Company, each Subsidiary and each Founder, there is no factual or legal basis for any such Action that is likely to result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of any Group Company. By way of example, but not by way of limitation, there are no Actions pending against any of the Group Companies or, to the knowledge of the Company, each Subsidiary and each Founder, threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties. None of the Group Companies is a party to or subject to the provisions of any order, Writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by any Group Company currently pending or which it intends to initiate.
          3.11. Compliance with Laws; Consents and Permits. None of the Group Companies is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in all material respects in respect of the conduct of its business or the ownership of its properties. All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any governmental authority and any third party which are required to be obtained or made by each Group Company and each Founder in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to and be effective as of the Closing. Based in part on the representations of each of the Investors set forth in Section 4 below, the offer, sale and issuance of the Purchased Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the United States Securities Act of 1933, as amended (the “Act”), and each other analogous provision of applicable securities law. Each Group Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted and as proposed to be conducted, the absence of which would be reasonably likely to have a Material Adverse Effect. None of the Group Companies is in default in any material respect under any of such franchises, permits, licenses or other similar authority.
          3.12. Compliance with Other Instruments and Agreements. None of the Group Companies is in, nor shall the conduct of its business as currently or proposed to be conducted result in, violation, breach or default in any material respect of any term of its constitutional documents of the respective Group Company (the “Constitutional Documents”), or any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Group Company is a party or by which it may be bound, (the “Group Company Contracts”) or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Group Company. None of the activities, agreements, commitments or rights of any Group Company is ultra vires or unauthorized. The execution, delivery and performance of and compliance with this Agreement, the Shareholders Agreement and any Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby will not, to the knowledge of the Company, each Subsidiary and each Founder, result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any Group Company’s Constitutional Documents or any Group Company Contract, or a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of any Group Company.
          3.13. Disclosure. Each of the Group Companies and each Founder has provided each Investor with all the information that such Investor has reasonably requested for deciding whether to purchase the Purchased Shares and all information that each of the Group Companies and the Founders believes is reasonably necessary to enable such Investor to make such decision. No representation or warranty by the Company, the Subsidiaries or any Founder in this Agreement and no information or materials provided by the Group Companies or any Founder to each Investor in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.
          3.14. Registration Rights. Except as provided in the Shareholders Agreement, neither the Company, any Founder, nor any other Group Company has granted or agreed to grant any person or entity any registration rights (including piggyback registration rights) with respect to, nor is the Company obliged to list, any of the Company’s shares (or the Subsidiaries’ shares) on any securities exchange. Except as contemplated under this Agreement and the Shareholders Agreement, there are no voting or similar agreements which relate to equity interests in the Company or the Subsidiaries.
          3.15. Insurance. Each Group Company has obtained the insurance coverage of the same types and at the same coverage levels as other similarly situated companies.
          3.16. Financial Statements. Each of the Company, the Subsidiaries and the Founders hereby represents and warrants that prior to the Closing, the Company shall have delivered to the Investors (i) consolidated unaudited management accounts for the Group Companies as of December 31, 2006 and (ii) additionally and separately, consolidated unaudited management accounts for the PRC Subsidiaries as of December 31, 2006 (the foregoing management accounts and any notes thereto are hereinafter referred to as the “Financial Statements” and December 31, 2006, the “Balance Sheet Date”). Such Financial Statements, to the knowledge of the Company, each Subsidiary and each Founder, (a) are in accordance with the books and records of the applicable Group Company and (b) are true, correct and complete and present fairly the financial condition of such Group Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and the consolidated unaudited management accounts for the PRC Subsidiaries have been prepared in accordance with PRC generally accepted accounting principles (“PRC GAAP”) applied on a consistent basis. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of the respective Group Company’s material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with the PRC GAAP. Each Group Company has good and marketable title to all assets set forth on the balance sheets of the respective Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates. Except as disclosed in the Financial Statements, none of the Group Companies or any Founder is a guarantor or indemnitor of any indebtedness of any other person or entity. Each Group Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.
          3.17. Activities Since Balance Sheet Date. Since the Balance Sheet Date, with respect to any Group Company, there has not been:
               (a) any change in the assets, liabilities, financial condition or operating results of such Group Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;
               (b) any material change in the contingent obligations of such Group Company by way of guarantee, endorsement, indemnity, warranty or otherwise;
               (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of such Group Company (as presently conducted and as presently proposed to be conducted);
               (d) any waiver by such Group Company or any Founder of a valuable right or of a material debt;
               (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by such Group Company, except such satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of such Group Company;
                (f) any material change or amendment to a material contract or arrangement by which such Group Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;
               (g) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director;
               (h) any sale, assignment or transfer of any Proprietary Assets or other material intangible assets of such Group Company;
               (i) any resignation or termination of any key officer or employee of such Group Company, including any Founder;
               (j) any mortgage, pledge, transfer of a security interest in, or lien created by such Group Company or any Founder, with respect to any of such Group Company’s properties or assets, except liens for taxes not yet due or payable;

               (k) any debt, obligation, or liability incurred, assumed or guaranteed by such Group Company or any Founder, individually or in the aggregate, in excess of US$10,000, unless otherwise approved by the Investors in writing;
               (l) any declaration, setting aside or payment or other distribution in respect of any of such Group Company’s share capital, or any direct or indirect redemption, purchase or other acquisition of any of such share capital by such Group Company;
               (m) any failure to conduct business in the ordinary course, consistent with such Group Company’s past practices;
                (n) any material transactions with any of its officers, directors or employees, or any members of their immediate families, or any entity controlled by any of such individuals other than in the ordinary course of business of such Group Company;
               (o) any other event or condition of any character which could reasonably be expected to have a Material Adverse Effect; or
               (p) any agreement or commitment by such Group Company or any Founder to do any of the things described in this Section 3.17.
          3.18. Tax Matters. The provisions for taxes in the respective Financial Statements are sufficient for the payment of all accrued and unpaid applicable taxes of the covered Group Company, whether or not assessed or disputed as of the date of each such balance sheet. There have been no examinations or audits of any tax returns or reports by any applicable governmental agency. Each Group Company has duly filed all tax returns required to have been filed by it and paid all taxes shown to be due on such returns. Each Group Company is not subject to any waivers of applicable statutes of limitations with respect to taxes for any year. Since Balance Sheet Date, none of the Group Companies has incurred any taxes, assessments or governmental charges other than in the ordinary course of business and each Group Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.
          3.19. Interested Party Transactions. No Founder nor any officer or director of a Group Company or any “Affiliate” or “Associate” (as those terms are defined in Rule 405 promulgated under the Act) of any such person has any agreement (whether oral or written), understanding, proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of such persons (other than for accrued salaries, reimbursable expenses or other standard employee benefits). No officer or director of a Group Company has any direct or indirect ownership interest in any firm or corporation with which a Group Company or Founder is affiliated or with which a Group Company or Founder has a business relationship, or any firm or corporation that competes with a Group Company. No Founder nor any Affiliate or Associate of any officer or director of a Group Company is directly or indirectly interested in any material contract with a Group Company. No Founder nor any officer or director of a Group Company or any Affiliate or Associate of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses, or furnishes to a Group Company any goods, property, intellectual or other property rights or services; or (b) any contract or agreement to which a Group Company or any Founder is a party or by which it may be bound or affected. There is no agreement between any Founder and any other shareholder with respect to the ownership or control of any Group Company.
           3.20. Employee Matters. Each of the Group Companies has complied in all material aspects with all applicable employment and labor laws. None of the Group Companies is aware that any officer or key employee intends to terminate their employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any officer or key employee. None of the Group Companies is a party to or bound by any currently effective employment contract, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement with any senior management personnel other than those set forth in the Disclosure Schedule. None of the Founders nor, to the knowledge of the Company, each Subsidiary and each Founder, any key employees of any Group Company are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such Founder or employee’s ability to promote the interest of any Group Company or that would conflict with any Group Company’s business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Shareholders Agreement and the Ancillary Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of any Group Company’s business as now conducted and as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Specifically, but not by way of limitation, the Company and Mr. Ma Shing Yung warrant and represent to the Investors that Mr. Ma Shing Yung’s position with any Group Company, whether as a shareholder, a director, consultant or an employee, will not violate any of Mr. Ma Shing Yung’s obligations under his previous employment agreement or other agreements with Chaoda Modern Agriculture (Holdings) Limited.
          3.21. Exempt Offering. The offer and sale of the Purchased Shares under this Agreement are exempt from the registration or qualification requirements of all applicable securities laws and regulations, and the issuance of Ordinary Shares upon conversion of the Purchased Shares in accordance with the Company’s Restated Articles, will be exempt from such registration or qualification requirements.
          3.22. No Other Business. The Company was formed solely to form and hold, directly or indirectly, an equity interest in each of the Subsidiaries and since its formation has not engaged in any business and has not incurred any liability in the course of forming and holding its equity interest in the Subsidiaries. The Subsidiaries are engaged solely in the Principal Business and have no other activities.
          3.23. Minute Books. The minute books of each Group Company which have been made available to the Investors contain a complete summary of all meetings and major actions taken by directors and shareholders or owners of such Group Company since its time of formation, and reflect all transactions referred to in such minutes accurately in all material respects.
          3.24. Financial Advisor Fees. There exists no agreement or understanding between any Group Company or any of its affiliates and any investment bank or other financial advisor under which such Group Company may owe any brokerage, placement or other fees relating to the offer or sale of the Purchased Shares.
          3.25. Other Representations and Warranties Relating to the PRC Subsidiaries.
               (a) The constitutional documents and certificates and related contracts and agreements of each of the PRC Subsidiaries are valid and have been duly approved or issued (as applicable) by the competent PRC authorities.
                (b) All consents, approvals, authorizations or licenses required under PRC law for the due and proper establishment and operation of each of the PRC Subsidiaries have been duly obtained from the relevant PRC authorities and are in full force and effect.
                (c) All filings and registrations with the PRC authorities required in respect of each of the PRC Subsidiaries and its operations, including but not limited to the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant rules and regulations.
               (d) The registered capital of each of the PRC Subsidiaries is fully paid up. HK Subsidiary A legally and beneficially owns 100% of the equity interest in each PRC Subsidiary (except for Land V. Limited (Fujian), Land V. Limited (Huizhou) and Land V. Limited (Zhangjiakou), which are directly owned by the BVI Subsidiary). There are no outstanding rights, or commitments made by any of the PRC Subsidiaries to sell any of its equity interest.
               (e) None of the PRC Subsidiaries is in receipt of any letter or notice from any relevant authority notifying revocation of any permits or licenses issued to it for noncompliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by it.
               (f) Each of the PRC Subsidiaries has been conducting and will conduct its business activities within the permitted scope of business or is otherwise operating its business in compliance in all material respects with all relevant legal requirements and with all requisite licenses, permits and approvals granted by competent PRC authorities.
               (g) In respect of approvals, licenses or permits requisite for the conduct of any part of the business of each of the PRC Subsidiaries which are subject to periodic renewal, neither the Company or the Subsidiaries, nor any Founder has any reason to believe that such requisite renewals will not be timely granted by the relevant PRC authorities.
               (h) With regard to employment and staff or labor management, each of the PRC Subsidiaries has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, and pensions.

     4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
          Each Investor represents and warrants to the Company as follows:
          4.1. Authorization. The Investor has all requisite power, authority and capacity to enter into this Agreement and the Shareholders Agreement, and to perform its obligations under this Agreement and the Shareholders Agreement. This Agreement has been duly authorized, executed and delivered by the Investor. This Agreement and the Shareholders Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.
          4.2. Accredited Investor. The Investor is an Accredited Investor within the definition set forth in Rule 501(a) under Regulation D of the Act.
          4.3. Purchase for Own Account. The Purchased Shares and the Conversion Shares will be acquired for the Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.
          4.4. Exempt from Registration; Restricted Securities. The Investor understands that the Purchased Shares and the Conversion Shares will not be registered under the Act or registered or listed publicly pursuant to any other applicable securities laws and regulations, on the ground that the sale provided for in this Agreement is exempt from registration under the Act or the registration or listing requirements of any other applicable securities laws and regulations, and that the reliance of the Company on such exemption is predicated in part on the Investor’s representations set forth in this Agreement. The Investor understands that the Purchased Shares and the Conversion Shares are restricted securities within the meaning of Rule 144 under the Act; that the Purchased Shares and the Conversion Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.
     5. COVENANTS OF THE COMPANY, THE SUBSIDIARIES AND THE FOUNDERS.
          Each of the Company, the Subsidiaries and the Founders covenants to the Investors as follows:
          5.1. Use of Proceeds. The proceeds from the sale of the Purchased Shares hereunder shall be used for business expansion, research and development, production, capital expenditure and general working capital of the Company and the Subsidiaries in the Principal Business.
          5.2. Business of the Company. The business of the Company shall be restricted to the holding, management and disposition of equity interest in the Subsidiaries.
          5.3. Business of the Subsidiaries. The business of each of the Subsidiaries shall be restricted to its respective scope of business as stated in its articles of association, business license and required for the carrying on of the Principal Business.

          5.4. Directors of the Subsidiaries. All directors (if any) of the Subsidiaries shall be appointed and removed only by the Company (or, where appropriate, as instructed by the Company) pursuant to action of the Board of Directors of the Company.
          5.5. Equity Compensation. The Company shall not directly or indirectly issue Ordinary Shares, share options or other forms of equity of the Company to employees, directors or consultants except in accordance with the employee equity compensation plans approved by the compensation committee of the Company.
          5.6. Confidentiality, Non-compete and Invention Assignment Agreement. The Company shall cause all of the current and future key employees of the Company to enter into its standard form Confidentiality and Invention Assignment Agreement in form and substance satisfactory to the Investors.
          5.7. Additional Covenants. Except as required by this Agreement, no resolution of the directors, owners, members, partners or shareholders of either the Company or any Subsidiaries shall be passed, nor shall any contract or commitment be entered into, in each case, prior to the Closing without the prior written consent of the Investors, except that the Company and the Subsidiaries may carry on its respective business in the same manner as heretofore and may pass resolutions and enter into contracts for so long as they are effected in the ordinary course of business.
          If at any time before the Closing, any Group Company or any Founder comes to know of any material fact or event which:
               (a) is in any way materially inconsistent with any of the representations and warranties given by the Company, the Subsidiaries or the Founders, and/or
               (b) suggests that any material fact warranted may not be as warranted or may be materially misleading, and/or
               (c) might affect the willingness of a prudent investor to purchase the Purchased Shares or the amount of consideration which the Investors would be prepared to pay for the Purchased Shares, such Group Company or such Founder shall give immediate written notice thereof to the Investors in which event each Investor may within fourteen (14) business days of receiving such notice terminate this Agreement by written notice without any penalty whatsoever and without prejudice to any rights that such Investor may have under this Agreement or applicable law.
          5.8. Good Standing. Within thirty (30) days after the Closing, the Company shall provide the investors with a certificate of good standing issued by the Registrar of Corporate Affairs of the British Virgin Islands certifying that the Company was duly constituted, paid all required fees and is in good legal standing.
          5.9. Registered Capital. The Company, the BVI Subsidiary and the HK Subsidiaries shall cause the registered capital of each PRC Subsidiary to be timely and properly paid in accordance with the requirement of the articles of association of such PRC Subsidiary and the relevant laws and regulations so that the routine business operation of the Company will not be disrupted.
     6. CONDITIONS TO INVESTORS’ OBLIGATIONS AT THE CLOSING.
          The obligation of each Investor to purchase the Purchased Shares at the Closing is subject to the fulfillment, to the satisfaction of such Investor on or prior to the Closing, of the following conditions:
          6.1. Representations and Warranties True and Correct. The representations and warranties made by the Company, the Subsidiaries and the Founders herein, subject to the Disclosure Schedule, shall be true and correct and complete when made, and shall be true and correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.
          6.2. Performance of Obligations. Each of the Company, the Subsidiaries and the Founders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
          6.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investors, and the Investors shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
          6.4. Approvals, Consents and Waivers. Each Group Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, (i) all permits, authorizations, approvals, consents or permits of any governmental authority or regulatory body, and (ii) the waiver by the existing shareholders of the Company of any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance of the Purchased Shares at the Closing.
          6.5. Compliance Certificate. At the Closing, the Company, each of the Subsidiaries and each Founder shall deliver to the Investors certificates, dated the date of the Closing, signed by the Company’s President or director, the respective legal representative of each of the Subsidiaries and each Founder certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company and the Subsidiaries since the date of this Agreement.
          6.6. Securities Laws. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities laws.
          6.7. Amendment to Constitutional Documents. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of

Directors and its shareholders and duly filed with the Registrar of Corporate Affairs in the British Virgin Islands.
          6.8. Register of Members. The Investors shall have received a copy of the Company’s register of members, certified by a director of the Company as true and complete as of the date of the Closing, updated to show the Investors as the holders of their respective number of Purchased Shares as of the Closing.
          6.9. Appointment of Directors. As of the Closing, the Board of Directors of the Company shall consist of Ma Shing Yung, Luan Li, Li Jin, Lui Ming Ho and Shen Nanpeng.
          6.10. Opinions of Company’s Counsels. The Investors shall have received from British Virgin Islands, Hong Kong and PRC counsels to the Group Companies opinions addressed to the Investors, dated the date of the Closing, in form and substance satisfactory to the Investors.
          6.11. Execution of Shareholders Agreement. The Company shall have delivered to the Investors the Shareholders Agreement, duly executed by the Company and all other parties thereto (except for the Investors).
          6.12. Confidentiality and Invention Assignment Agreement. Each key officer and employee (including key technical employees) of the Group Companies as set forth in Exhibit G hereto as well as Li Jin and Lui Ming Ho shall have entered into a Confidentiality and Invention Assignment Agreement in form and substance satisfactory to the Investors.
          6.13. Employment Agreement. Each key officer and key employee of the Group Companies as set forth on Exhibit G hereto shall have entered into an Employment Agreement in form and substance satisfactory to the Investors.
          6.14. Due Diligence. The Investors shall have completed its business, legal, financial due diligence investigation of the Group Companies to its satisfaction and the Company shall have delivered to the Investors all due diligence materials requested by the Investors.
          6.15. No Material Adverse Effect. There shall have been no Material Adverse Effect since the date of this Agreement.
     7. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSINGS
          The obligations of the Company under this Agreement with respect to each of the Investors are subject to the fulfillment at or before the Closing of the following conditions;
          7.1. Representations and Warranties. The representations and warranties of each Investor contained in Section 4 hereof shall be true and correct as of the Closing,
          7.2. Payment of Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in accordance with Section 1.2.

          7.3. Restated Articles Effective. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action by its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Registrar of Corporate Affairs of the British Virgin Islands.
          7.4. Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities laws.
          7.5. Execution of Shareholders Agreement. Each Investor shall have executed and delivered to the Company the Shareholders Agreement.
     8. MISCELLANEOUS
          8.1. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties hereunder.
          8.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.
          8.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments, This Agreement and the rights and obligations therein may not be assigned by the Investors without the written consent of the Company except to a parent corporation, a subsidiary, an affiliate, its fund manager or other funds managed by its fund manager. This Agreement and the rights and obligations therein may not be assigned by the Company, any Subsidiary or any Founder without the written consent of the Investors.
          8.4. Entire Agreement. This Agreement, the Shareholders Agreement, any Ancillary Agreements, and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.
          8.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit H hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit H; or (d) three (3) business days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit H with next business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.
          Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.5 by giving the other party written notice of the new address in the manner set forth above.
          8.6. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company, the Subsidiaries, each Founder and the Investors.
          8.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company, any Subsidiary, any Founder or the Investors, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, such Subsidiary, such Founder or the Investors nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company, any Subsidiary, any Founder or the Investors of any breach of default under this Agreement or any waiver on the part of the Company, any Subsidiary, any Founder or the Investors of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company, the Subsidiaries, the Founders and the Investors shall be cumulative and not alternative.
          8.8. Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.
          8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
          8.10. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.
          8.11. Confidentiality and Non-Disclosure. The parties hereto agree to be bound by the confidentiality and non-disclosure provisions of Section 6 of the Shareholders Agreement.
          8.12. Further Assurances. Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.
          8.13. Dispute Resolution.
               (a) Negotiation Between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement, If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days after the commencement of the negotiation, Section 8.13(b) shall apply.
               (b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules” ) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.
          8.14 Expenses. The Company shall reimburse the Investors at the Closing, legal expenses of up to a total amount of US$30,000 incurred by the Investors, which payment shall be made directly to the legal service provider at the Closing. The Investors may effect such reimbursement at the Closing by withholding from the payment of the Purchase Price the amount to which they are entitled to reimbursement pursuant to the preceding sentence. Notwithstanding the withholding of such amount, the Investors shall be deemed to have paid to the Company the full amount of the Purchase Price, including the amount so withheld.
          8.15. Termination. This Agreement may be terminated by any Investor on or after March 31, 2007, by written notice to the Company, if the Closing has not occurred on or prior to such date. Such termination under this Section 8.15 shall be without prejudice to any claims for damages or other remedies that the parties may have under this Agreement or applicable law.
— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

China Linong International Limited		Land V. Group Limited

By:	/s/ Ma Shing Yung	By:	/s/ Ma Shing Yung

	Name:		Name:
	Title:		Title:

Land V. Limited		Hong Kong Linong Limited

By:	/s/ Ma Shing Yung	By:	/s/ Ma Shing Yung

	Name:		Name:
	Title:		Title:

Land V. Limited (Fujian)		Land V. Limited (Huizhou)

By:		By:	/s/ Ma Shing Yung

	Name:		Name:
	Title:		Title:

Land V. Limited (Zhangjiakou)		Land V Limited (Tianjin)

By:	/s/ Ma Shing Yung	By:

	Name:		Name:
	Title:		Title:

Land V. Limited (Liaoyang)		Land V. Limited (Weifang)

By:		By:

	Name:		Name:
	Title:		Title:

Land V. Limited (Shenzhen)		Land V Limited (Hangzhou)

By:		By:

	Name:		Name:
	Title:		Title:

/s/ Ma Shing Yung

Luan Li	Ma Shing Yung
Signature Page to Land V Series A1 Preferred Share Purchase Agreement

     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

China Linong International Limited		Land V. Group Limited
By:		By:

	Name:		Name:
	Title:		Title:

Land V. Limited		Hong Kong Linong Limited

By:		By:

	Name:		Name:
	Title:		Title:

Land V. Limited (Fujian)		Land V. Limited (Huizhou)

By:	/s/ Luan Li	By:

	Name:		Name:
	Title:		Title:

Land V. Limited (Zhangjiakou)		Land V Limited (Tianjin)

By:		By:	/s/ Luan Li

	Name:		Name:
	Title:		Title:

Land V. Limited (Liaoyang)		Land V. Limited (Weifang)

By:	/s/ Luan Li	By:	/s/ Luan Li

	Name:		Name:
	Title:		Title:

Land V. Limited (Shenzhen)		Land V Limited (Hangzhou)

By:	/s/ Luan Li	By:	/s/ Luan Li

	Name:		Name:
	Title:		Title:

/s/ Luan Li

Luan Li	Ma Shing Yung
Signature Page to Land V Series A1 Preferred Share Purchase Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Grow Grand Limited
By:	/s/ Ma Shing Yung
Name:
Title:

Honeycomb Assets Management Limited
By:
Name:
Title:

Signature Page to Land V Series A1 Preferred Share Purchase Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Grow Grand Limited
By:
Name:
Title:

Honeycomb Assets Management Limited
By:	/s/ FU, MING XIA
	Name:	FU, MING XIA
Title:
Signature Page to Land V Series A1 Preferred Share Purchase Agreement

     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Sequoia Capital China I, L.P. Sequoia Capital China Partners Fund I, L.P. Sequoia Capital China Principals Fund I, L.P.
By:	Sequoia Capital China Management I, L.P. A Cayman Islands Exempted Limited partnership General Partner of Each

By:	SC China Holding Limited A Cayman Islands limited liability company Its General Partner

By: Max Wealth Enterprises Limited, Director
/s/ Neil Shen
Name:	Neil Shen
Title:	Director

Signature Page to Land V Series A1 Preferred Share Purchase Agreement

LIST OF EXHIBITS

Exhibit A	Schedule of PRC Subsidiaries

Exhibit B	Schedule of Founders

Exhibit C	Schedule of Investors

Exhibit D	Restated Articles

Exhibit E	Disclosure Schedule

Exhibit F	Shareholders Agreement

Exhibit G	Key Officers and Employees

Exhibit H	Notices

EXHIBIT A
Schedule of PRC Subsidiaries
1.	Land V. Limited (Fujian)

2.	Land V. Limited (Shenzhen)

3.	Land V Limited (Hangzhou)

4.	Land V Limited (Tianjin)

5.	Land V. Limited (Liaoyang)

6.	Land V. Limited (Weifang)

7.	Land V. Limited (Huizhou)

8.	Land V. Limited (Zhangjiakou)

EXHIBIT B
Schedule of Founders
1.	Ma Shing Yung

2.	Luan Li

EXHIBIT C
Schedule of Investors

	No. of Series A1	Purchase Price
Investor	Shares	(US$)

Sequoia Capital China I, L.P.	31.784	US$	1,575,200

Sequoia Capital China Partners Fund I, L.P.	3.652	US$	181,000

Sequoia Capital China Principals Fund I, L.P.	4.919	US$	243,800

Grow Grand Limited	24.213	US$	1,200,000

Honeycomb Assets Management Limited	16.142	US$	800,000

TOTAL	80.71	US$	4,000,000

EXHIBIT D
Restated Articles

BVI COMPANY NUMBER: 1017713
TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES
OF ASSOCIATION
OF
China Linong International Limited
A COMPANY LIMITED BY SHARES
Incorporated on the 24th day of March, 2006
INCORPORATED IN THE BRITISH VIRGIN ISLANDS

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
China Linong International Limited
A COMPANY LIMITED BY SHARES
1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

“Articles” means the attached Articles of Association of the Company;

“BVI Subsidiary” means Land V. Group Limited;

“Capital” means the sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and (b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors;

“Chairman of the Board” has the meaning specified in Regulation 12;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“HK Subsidiary A” means Land V, Limited;

“HK Subsidiary B” means Hong Kong Linong Limited;

“HK Subsidiaries” means HK Subsidiary A and HK Subsidiary B;

“majority” means 50% or more votes of each class of shares or 50% or more votes of the directors;

“Major Subsidiary” means any subsidiary of the Company (i) whose net asset value exceeds 2.5% of the net asset value of the Company on a consolidated basis, or (ii) whose net profit after tax accounts for more than 25% of the net profit after tax of the Company on a consolidated basis, in either case, to be determined by reference to the then latest audited financial statements of such subsidiary and the Company;

“Memorandum” means this Memorandum of Association of the Company;

“Ordinary Shares” mean the ordinary shares with the par value of US$1.00 each in the capital of the Company;

“person” means an individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated or association of persons;

“PRC Subsidiaries” mean Land V. Limited (Fujian), Land V. Limited (Shenzhen), Land V Limited (Hangzhou), Land V. Limited (Tianjin); Land V. Limited (Liaoyang), Land V. Limited (Weifang), Land V. Limited (Zhangjiakou) and Land V. Limited (Huizhou);

“Preferred Shares” mean Series A Shares and Series A1 Shares, collectively;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Resolution of Directors” means Either:
(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;
“Resolution of Shareholders” means either:
(a)	Unless otherwise provided by the Memorandum or the Articles, a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of (i) a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained, or (ii) a majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

(b)	a resolution consented to in writing by (i) an absolute majority of the votes of shares entitled to vote thereon, or (ii) on absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series and of an absolute majority of the votes of the remaining shares entitled to vote thereon;
“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” mean Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

“Series A Issue Price” means US$18,599.50 per Series A Share;

“Series A Original Issue Date” means the date of the first sale and issuance of Series A Shares;

“Series A Shares” mean Series A preference shares with par value of US$1.00 each in the capital of the Company have the rights set forth in the Memorandum and the Articles;

“Series A1 Issue Price” means US$49,560.15 per Series A1 Share;

“Series A1 Original Issue Date” means the date of the first sale and issuance of Series A1 Shares;

“Series A1 Shares” mean Series A1 preference shares with par value of US$1.00 each in the capital of the Company have the rights set forth in the Memorandum and the Articles;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“Subsidiaries” mean the BVI Subsidiary, the PRC Subsidiaries and the HK Subsidiaries;

“surplus” means the excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company’s capital;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

“Written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2.	In the Memorandum and the Articles, unless the context otherwise requires a reference to:
(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act, any re-enactment thereof; and

(e)	the singular includes the plural and vice versa.
1.3.	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4.	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.	NAME

The name of the Company is China Linong International Limited.

3.	STATUS

The Company is a company limited by Shares.

4.	REGISTERED OFFICE AND REGISTERED AGENT

4.1.	The registered office of the Company is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

4.2.	The registered agent of the Company is Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

4.3.	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4.	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.	CAPACITY AND POWERS

5.1.	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:
(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.
5.2.	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.	NUMBER AND CLASSES OF SHARES

6.1.	Shares in the company shall be issued in the currency of the United States of America.

6.2.	The Company is authorised to issue a maximum of 50,295.77 shares divided into 50,000 Ordinary Shares with par value of US$1.00 each, 215.06 Series A Shares with par value of US$1.00 each, and 80.71 Series A1 Shares with par value of US$1.00 each.

6.3.	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.4.	Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time.

7.	RIGHTS OF SHARES

7.1.	Each Ordinary Share in the Company confers upon the Shareholder:
(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	subject to the rights of the Preferred Shares, the right to an equal share in any dividend paid by the Company; and

(c)	subject to the rights of the Preferred Shares, the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.
7.2.	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

7.3.	The Preferred Shares shall have the following rights:-

(a)	Dividends. The holders of the Preferred Shares shall be entitled to receive out of any funds legally available therefor, when and if declared by the Board of Directors of the Company (the “Board”), dividends at the rate or in the amount as the Board considers appropriate in preference to any dividend on any other class or series of shares of the Company; provided that no dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on any other class or series of shares of the Company unless and until a dividend in like amount is first paid in full on the Preferred Shares (on an as-converted basis). Holders of the Preferred Shares shall also be entitled to receive any non-cash dividends declared by the Board on an as-converted basis.

(b)	Liquidation Preference.

(1) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Shares and the Series A1 Shares shall be entitled to receive, prior to any distribution to the holders of the Ordinary Shares or any other class or series of shares, an amount per Series A Share equal to 100% of the Series A Issue Price or an amount per Series A1 Share equal to 100% of the Series A1 Issue Price (as the case may be, and in each case as adjusted for share dividends, splits, combinations, recapitalizations or similar events) plus all accrued or declared but unpaid dividends thereon (the “Preference Amount”). After the full liquidation Preference Amount on all outstanding Preferred Shares has been paid, any remaining funds or assets of the Company legally available for distribution to Shareholders shall be distributed pro rata among the holders of the Preferred Shares (on an as-converted basis) together with the holders of the Ordinary Shares. If the Company has insufficient assets to permit payment of the Preference Amount in full to all holders of Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Preferred Shares in proportion to the Preference Amount each such holder of Preferred Shares would otherwise be entitled to receive.

(2) In the event of (i) a sale, conveyance or disposition of all or substantially all of the assets of the Company, or (ii) a consolidation or merger of the Company with or into any other company or companies in which the existing Shareholders of the Company, at the time immediately before such consolidation or merger takes place, do not retain a majority of the voting power in the surviving company, the Company shall, to the extent legally entitled to do so, distribute to its Shareholders the amount received on such sale, disposition or consolidation in either the same form of consideration received by the Company or in cash, as the Company may determine, whether such payment is in the form of a dividend or other legally permissible form (the “Compulsory Payment”). The Compulsory Payment will be distributed to the Shareholders of the Company as follows:
(A)	to the holders of the Preferred Shares, an amount equal to the applicable Preference Amount that would be payable to such holders pursuant to paragraph 7.3(b)(1) in the circumstances set forth therein (collectively, the “Compulsory Payment Preference”). If the value of the Compulsory Payment is less than the Compulsory Payment Preference, then the Compulsory Payment shall be distributed pro rata amongst the holders of all outstanding Preferred Shares; and

(B)	the remainder (after payment in accordance with paragraph 7.3(b)(2)(A) above), if any, to the holders of Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.
(3) Notwithstanding any other provision of this paragraph 7.3(b), the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared.

(4) In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and Ordinary Shares shall be determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board, which decision shall include the affirmative vote of at least one (1) director appointed by Sequoia Capital China I, L.P.). Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:
(i)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day ending one (1) day prior to the distribution;

(ii)	If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board).
(5) The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board). The holders of at least a majority of the outstanding Preferred Shares shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this paragraph 7.3(b), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the challenging parties and the Company.

(c)	Conversion Rights. Unless converted earlier pursuant to paragraph 7,3(d) below, each holder of Preferred Shares shall have the right, at such holder’s sole discretion, to convert all or any portion of the Preferred Shares into Ordinary Shares at any time. The conversion rate for the Series A Shares shall be determined by dividing the Series A Issue Price for each of the Series A Shares by its conversion price provided that in the event of any share splits, share combinations, share dividends, recapitalisations and similar events, the initial Series A Conversion Price shall be adjusted accordingly. The conversion rate for the Series A1 Shares shall be determined by dividing the Series A1 Issue Price for each of the Series A1 Shares by its conversion price provided that in the event of any share splits, share combinations, share dividends, recapitalisations and similar events, the initial Series A1 Conversion Price shall be adjusted accordingly.

The conversion price for each of the Series A Shares, subject to adjustments from time to time in the event of any share splits, share combinations, share dividends, recapitalisations and similar events in accordance with the provisions hereof, is referred hereinafter as Series A Conversion Price. The conversion price for each of the Series A1 Shares, subject to adjustment from time to time in the event of any share splits, share combinations, share dividends, recapitalisations and similar events in accordance with the provisions hereof, is referred hereinafter as Series A1 Conversion Price. The initial Series A Conversion Price for each of the Series A Shares shall be its Series A Issue Price. The initial Series A1 Conversion Price for each of the Series A1 Shares shall be its Series A1 Issue Price.

(d)	Automatic Conversion. The Preferred Shares would automatically be converted into Ordinary Shares, at the then applicable conversion price, upon (i) the date specified by written consent or agreement of the holders of at least 50% of the Preferred Shares then outstanding, or (ii) the closing of an underwritten public offering of the Ordinary Shares of the Company in the United States, that has been registered under the Securities Act of 1933, as amended (the “Securities Act”), with gross proceeds to the Company in excess of US$70,000,000 and a pre-public offering market capitalization of at least US$300,000,000, or in a similar public offering of the Ordinary Shares of the Company in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized regional or national securities exchange; provided that such offering satisfies the foregoing gross proceeds and pre-public offering market capitalization requirements (a “Qualified Public Offering”). In the event of the automatic conversion of the Preferred Shares upon a Qualified Public Offering as aforesaid, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such Qualified Public Offering.

(e)	Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective respective Series A Conversion Price or Series A1 Conversion Price, as the case may be. Before any holder of Preferred Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares and shall give written notice to the Company at such office that he elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. The directors may effect conversion in any matter permitted by law including, without prejudice to the generality of the foregoing, repurchasing or redeeming the relevant Preferred Shares and applying the proceeds towards the issue of the relevant number of new Ordinary Shares.

Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the shares of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Shares, and if at any time the number of authorized but unissued Ordinary shares shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(f)	Adjustments to Series A Conversion Price and Series A1 Conversion Price.
(1)	Special Definitions. For purposes of this paragraph 7.3(f), the following definitions shall apply:
(i)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)	“Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Preferred Shares and Ordinary Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)	“Additional Ordinary Shares” shall mean all Ordinary Shares (including reissued shares) issued (or, pursuant to paragraph 7.3(f)(3), deemed to be issued) by the Company after the Series A1 Original Issue Date, other than:

(A)	Ordinary Shares issued upon conversion or the Preferred Shares authorized herein;

(B)	up to 66.58 Ordinary Shares (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Company pursuant to shares option or purchase plans approved by the Board and the holders of Preferred Shares and any other Ordinary Shares held by officers, directors, employees, and consultants which are repurchased at cost subsequent to the Series A1 Original Issue Date;

(C)	as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to paragraph 7.3(f)(7) or 7.3(f)(8) hereof;

(D)	any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; and

(E)	pursuant to a Qualified Public Offering.
(2)	No Adjustment to Series A Conversion Price and Series A1 Conversion Price. No adjustment in the Series A Conversion Price or Series A1 Conversion Price shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Series A Conversion Price or Series A1 Conversion Price, as the case may be, of such series in effect on the date of and immediately prior to such issuance.

(3)	Deemed Issuance of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Series A1 Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 7.3(f)(5) hereof) of such Additional Ordinary Shares would be less than the Series A Conversion Price or the Series A1 Conversion Price, as the case may be, in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:
(i)	no further adjustment to the Series A Conversion Price or the Series A1 Conversion Price shall be made upon the subsequent issuance of Convertible Securities or Ordinary Shares upon the exercise of such options or conversion or exchange of such Convertible Securities;

(ii)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price or the Series A1 Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
(iii)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price or the Series A1 Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration be recomputed as if:
(A)	in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;
(I)	no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Series A Conversion Price or the Series A1 Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price or the Series A1 Conversion Price, as the case may be, on the original adjustment date, or (ii) the Series A Conversion Price or the Series A1 Conversion Price, as the case may be, that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(II)	in the case of any Options which expire by their terms not more than 30 days after the date of issuance thereof, no adjustment of the Series A Conversion Price or the Series A1 Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.
(4)	Issuance of Additional Ordinary Shares below Series A Conversion Price or the Series A1 Conversion Price. In the event that the Company shall issue any Additional Ordinary Shares (including those deemed to be issued pursuant to paragraph 7.3(f)(3)) at a subscription price per Ordinary Share (on an as-converted basis) less than the Series A Conversion Price or the Series A1 Conversion Price (as adjusted from time to time) in effect on the date of and immediately prior to such issuance, the Series A Conversion Price or the Series A1 Conversion Price, as the case may be, shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) to be determined as set forth below. The mathematical formula for determining the adjusted Series A Conversion Price or the Series A1 Conversion Price, as the case may be, is as follows and is subject to the more detailed textual description set forth thereafter:

AP = OP * (OS + (NP/OP))/(OS + NS)

WHERE:

AP = adjusted Series A Conversion Price or adjusted Series A1 Conversion Price, as the case may be

OP = old Series A Conversion Price or old Series A1 Conversion Price, as the case may be

OS = the number of outstanding Ordinary Shares immediately before the Additional Ordinary Shares are issued or sold

NP= the total consideration received for the issuance or sale of Additional Ordinary Shares

NS= the number of Additional Ordinary Shares issued or sold

The newly adjusted Series A Conversion Price or Series A1 Conversion Price shall be the amount equal to the price determined by multiplying the old Series A Conversion Price or the old Series A1 Conversion Price, as the case may be, by a fraction:
(i)	the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of Additional Ordinary Shares would purchase at the old Series A Conversion Price or the old Series A1 Conversion Price, as the case may be; and

(ii)	the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of such Additional Ordinary Shares so issued;
provided that for the purposes of this paragraph 7.3(f)(4), all Ordinary Shares issuable upon conversion of outstanding Series A Shares or Series A1 Shares and outstanding Convertible Securities or exercise of outstanding Options (excluding Options issued pursuant to the Company’s employee equity incentive plans approved by the Board of Directors) shall be deemed to be outstanding.

(5)	One-time Series A Conversion Price Adjustment based on 2006 Accounts. Upon the delivery by the Company of the Company’s audited consolidated financial statements for the fiscal year commencing from April 1, 2006 and ending on March 31, 2007 (the “2006 Accounts”) prepared by a “Big 4” accounting firm in accordance with the United States generally accepted accounting principles,
(i)	if the Net Income of the Company as reflected in the 2006 Accounts is less than US$5,000,000, then the Series A Conversion Price shall be adjusted as of April 1, 2007 by multiplying the Series A Conversion Price in effect on the Adjustment Date by a factor of 0.8192; or

(ii)	if the Net Income of the Company as reflected in the 2006 Accounts is more than US$5,500,000, then the Series A Conversion Price shall be adjusted as of April 1, 2007 by multiplying the Series A Conversion Price in effect on the Adjustment Date by a factor of 1.0753.
For the purpose of calculation of the Net Income under this paragraph, the legal, accounting and public relation expenses incurred to the Company in connection with Sequoia Capital China 1, L.P’s Series A investment in the Company shall be excluded; provided that the incurrence of any public relation expense by the Company shall be subject to Sequoia Capital China 1, L.P.’s prior written approval. Any adjustment to the Series A Conversion Price made pursuant to this paragraph 7.3(f)(5) shall be in addition to, and not in substitution for, any other prior or subsequent adjustments made to the Series A Conversion Price pursuant to this Article 7.3.

(6)	Determination of Consideration. For purposes of this paragraph 7.3(f), the consideration received by the Company for the issuance of any Additional Ordinary Shares shall be computed as follows:

(i)	Cash and Property. Except as provided in clause (ii) below, such consideration shall:
(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received, by the Company excluding amounts paid or payable for accrued interest for accrued dividends;

(B)	insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)	in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.
(ii)	Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to paragraph 7.3(f)(3), relating to Options and Convertible Securities, shall be determined by dividing
(A)	the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(B)	the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion exchange of such Convertible Securities.
(7)	Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Series A Conversion Prices or the Series A1 Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of ordinary shares the Series A Conversion Price or the Series A1 Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(8)	Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares, entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the holders of Series A Shares and Series A1 Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Series A Shares or Series A1 Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this paragraph 7.3(f) with respect to the rights of the holders of the Series A Shares and Series A1 Shares.

(9)	Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares

issuable upon conversion of the Series A Shares and the Series A1 Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series A Shares or Series A1 Shares shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Series A Shares or Series A1 Shares immediately before that change, all subject to further adjustment as provided herein.
(10)	No Impairment. The Company will not, by the amendment of its Memorandum and the Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid Or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of paragraph 7.3(f) and in the taking of all such action us may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Shares and the Series A1 Shares against impairment.

(11)	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or the Series A1 Conversion Price pursuant to paragraph 7.3(f), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Shares or Series A1 Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Shares or Series A1 Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price or the Series A1 Conversion Price, as the case may be, at the time in effect, and (iii) the number of ordinary shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Shares or Series A1 Shares.

(12)	Miscellaneous,
(i)	All calculations under this paragraph 7.3(f) shall be made to the nearest one hundredth (1/100) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)	The holders of at least a majority of the outstanding Series A Shares or Series A1 Shares shall have the right to challenge any determination by the Board of fair value pursuant to this paragraph 7.3(f), in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging holders of Series A Shares or Series A1 Shares, as the case may be.

(iii)	No adjustment in the Series A Conversion Price or the Series A1 Conversion Price need be made if such adjustment would result in a change in such Series A Conversion Price or the Series A1 Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in such Series A Conversion Price or the Series A1 Conversion Price.

(g)	Voting Rights. Each Preferred Share shall carry a number of votes equal to the number of Ordinary Shares then issuable upon its conversion into Ordinary Shares at the record date for determination of the Shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Shareholders is solicited. The Preferred Shares shall generally vote together with the Ordinary Shares and not as a separate class, except as provided in paragraph (h) below or as expressly provided in this Memorandum and in the Articles of Association.

(h)	Protective Provisions.

In addition to such other limitations as may be provided herein or in the Articles of Association of the Company, the following acts of the Company shall require a resolution of Shareholders which shall include the prior written approval of the holder(s) of at least 75% of the outstanding Preferred Shares (on an as-converted basis); provided that such requirement shall terminate upon a Qualified Public Offering:
(1)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares of the Company;

(2)	any action to authorize, create or issue shares of any class or series of the Company having preferences superior to or on a parity with the Preferred Shares in any aspects including without limitation dividend rights, redemption rights and/or liquidation rights;

(3)	any new issuance of any equity securities of the Company, excluding (i) any issuance of the Series A1 Shares under the Purchase Agreement, (ii) any issuance of Ordinary Shares upon conversion of the Preferred Shares, and (iii) the issuance of up to 66.58 Ordinary Shares (or options or warrants therefor) under employee equity incentive plans approved by the Board and the holders of the Preferred Shares;

(4)	any action of the Company to reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Preferred Shares;

(5)	any increase or decrease of the authorized number of Ordinary Shares or Preferred Shares of the Company;

(6)	any repurchase or redemption of any equity securities of the Company other than pursuant to (A) the redemption right of the holders of Preferred Shares as provided in the Memorandum and Articles, or (B) contractual rights to repurchase Ordinary Shares from the employees, directors or consultants of the Company upon termination of their employment or services or pursuant to a contractual right of first refusal held by the Company;

(7)	any amendment of the Memorandum and Articles of Association or other charter documents of the Company (including any Major Subsidiary);

(8)	any merger or consolidation of the Company (including any Subsidiary) with or into any other business entity in which the shareholders of the Company (including any Subsidiary) immediately after such merger or consolidation held shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity;

(9)	the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company (including any Subsidiary), except for intra-group transactions among the Company and any Subsidiaries;

(10)	any licensing or otherwise transfer of the patents, copyrights, trademarks or other intellectual property of the Company (including any Subsidiary) other than in the ordinary course of its business, except for intra-group transactions among the Company and any Subsidiaries;

(11)	any increase or decrease of the authorized number of the board members of the Company;

(12)	the liquidation, dissolution or winding up of the Company (including any Subsidiary);

(13)	the declaration or payment of a dividend or other distribution on Ordinary Shares or Preferred Shares of the Company;

(14)	any increase of the number of Ordinary Shares of the Company reserved under any employee equity incentive plan;

(15)	any increase in compensation of any employee of the Company (including any Subsidiary) with an annual salary of US$50,000 or more by more than twenty percent (20%) in a twelve (12) month period;

(16)	the extension by the Company of any loan or guarantee for indebtedness to any director, officer, employee or affiliate of the Company (including any Subsidiary), except for intra-group transactions among the Company and any Subsidiaries;

(17)	any incurrence of indebtedness in excess of US$300,000 in the aggregate to the Company (including any Subsidiary), or creation of any encumbrance whatsoever upon the assets, patents, copyrights, trademarks or other intellectual property of the Company (including any Subsidiary);

(18)	any purchase by the Company (including any Subsidiary) of real property with a value of US$300,000 or more, or any purchase of production facilities with a value of US$500,000 or more, individually or in the aggregate;

(19)	any transaction or series of transactions that are not in the ordinary course of the Company’s business where the value involved exceeds US$300,000, individually or in the aggregate, during any twelve (12) month period;

(20)	approval of the annual consolidated budget of the Company;

(21)	the appointment and removal of any key officer of the Company (including any Major Subsidiary), including the Chief Executive Officer and the Chief Financial Officer;

(22)	the appointment and/or reappointment of auditors of the Company;

(23)	any transaction involving both the Company (including any Subsidiary) and a shareholder or any of the Company’s employees, officers, directors or shareholders or any affiliate of a shareholder or any of its officers, directors or shareholders, except for intra-group transactions among the Company and any Subsidiaries; or

(24)	any items of capital expenditure outside the annual budget of the Company (including any Subsidiary) in excess of US$150,000 per month, individually or in the aggregate.
8.	VARIATION OF RIGHTS

Subject to Clause 7.3(h) hereof, if at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of at least a majority of the issued Shares in that class.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10.	REGISTERED SHARES

10.1.	The Company shall issue Registered Shares only.

10.2.	The Company is not authorised to issue Bearer Shares, convert Registered Shares to Bearer Shares or exchange Registered Shares for Bearer Shares.

11.	TRANSFER OF SHARES

11.1.	Subject to Clause 13 and the Memorandum and Articles of Association, the Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

11.2.	The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

12.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

12.1.	Subject to Clauses 7.3(h) and 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:
(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to Clauses 7, 8, 9 or this Clause 12.
12.2.	Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

13.	PRIVATE COMPANY

The Company is a private company, and accordingly:
(a)	any invitation to the public to subscribe for any Shares or debentures of the Company is prohibited;

(b)	the number of the Shareholders of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after the determination of such employment to be, Shareholders of the Company) shall be limited to fifty PROVIDED that where two or more persons hold one or more Shares in the Company jointly they shall, for the purposes of this Clause 13, be treated as a single Shareholder;

(c)	the right to transfer the Shares of the Company shall be restricted in manner herein prescribed; and

(d)	the Company shall not have power to issue Share Warrants to Bearer.

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
China Linong International Limited
A COMPANY LIMITED BY SHARES
1.	REGISTERED SHARES

1.1.	Every Shareholder is entitled to a certificate signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles.

1.2.	Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3.	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.	SHARES

2.1.	Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2.	Section 46 of the Act (Pre-emptive rights) does not apply to the Company;

2.3.	A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4.	The consideration for a Share with par value shall not be less than the par value of the Share. If a Share with par value is issued for consideration less than the par value, the person to whom the Share is issued is liable to pay to the Company an amount equal to the difference between the issue price and the par value.

2.5.	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:
(a)	the amount to be credited for the issue of the Shares;

(b)	the determination of the directors of the reasonable present cash value of the non-money consideration for the issue; and

(c)	than, in the opinion of the directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.
2.6.	The consideration paid for any Share, whether a par value Share or a no par value Share, shall not be treated as a liability or debt of the Company for the purposes of
(a)	the solvency test in Regulations 3 and 18; and

(b)	sections 197 and 209 of the Act.
2.7.	The Company shall keep a register (the “register of members”) containing:
(a)	the names and addresses of the Eligible Persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any Eligible Person ceased to be a Shareholder.
2.8.	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.
2.9.	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.
3.	REDEMPTION OF SHARES AND TREASURY SHARES
3.1.	Subject to receipt of all approvals required under the Memorandum or elsewhere in the Articles, the Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2.	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a Statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3.	Sections 60 (Process for acquisition of own Shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.4.	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.5.	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.6.	Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

3.7.	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 percent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.
4.	MORTGAGES AND CHARGES OF SHARES
4.1.	Subject to the Company and the Shareholders’ contractual obligations in connection with restrictions on the transfer of shares, Shareholders may mortgage or charge their Shares.

4.2.	There shall be entered in the register of members at the written request of the Shareholder:
(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.
4.3.	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:
(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.
4.4.	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:
(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.
5.	FORFEITURE
5.1.	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2.	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3.	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4.	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5.	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1.	Subject to the Memorandum and the Articles, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2.	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.3.	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been Signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:
(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.
6.4.	If a director refuses to register a transfer they shall notify the transferee within sixty (60) days of such refusal.

6.5.	Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.
7.	MEETINGS AND CONSENTS OF SHAREHOLDERS
7.1.	Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2.	Upon the written request of Shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

7.3.	The director convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:
(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.
7.4.	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.5.	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6.	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.7.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8.	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9.	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[COMPANY NAME]
I/We being a Shareholder of the above Company HEREBY APPOINT ________ of _________________ or failing him __________________ of __________________ to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the ____ day of __________________,20____ and at any adjournment thereof.
(Any restrictions on voting to be inserted here.)
Signed this ____ day of ____________, 20____
______________________
Shareholder
7.10.	The following applies where Shares are jointly owned:
(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.
7.11.	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12.	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy (i) not less than a majority of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting, and (ii) holders of not less than a majority of the Preferred Shares (on an as-converted basis).

7.13.	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the sixth (6th) business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy nor less than two (2) Shareholders entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14.	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder of representative of a Shareholder present shall take the chair.

7.15.	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment look place.

7.16.	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17.	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18.	Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.19.	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

7.20.	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21.	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8.	DIRECTORS

8.1.	The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders. The Company shall be managed by a Board of Directors consisting of no more than seven (7) members, which number of members shall not be changed except pursuant to an amendment to the Articles. Sequoia Capital China I, L.P. shall be entitled to exclusively vote on a resolution of Shareholders to appoint, and remove one (I) director, and the holders of Ordinary Shares shall be entitled to exclusively vote on a resolution of Shareholders to appoint and remove the remaining directors.

All resolutions of the Board of Directors shall be adopted by a majority of the directors present, except as otherwise provided by law or in the Memorandum or the Articles.

8.2.	No person shall be appointed as a director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or to be nominated as a reserve director.

8.3.	Subject to Sub-Regulation 8.1, the minimum number of directors shall be one and there shall be no maximum number.

8.4.	Each director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5.	Subject to Article 8.1 above, a director may be removed from office,
(a)	with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75 percent of the Shareholders of the Company entitled to vote; or

(b)	with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.
8.6.	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

8.7.	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8.	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9.	Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

8.10.	The nomination of a person as a reserve director of the Company ceases to have effect if:
(a)	before the death of the sole Shareholder/director who nominated him,
(i)	he resigns as reserve director, or

(ii)	the sole Shareholder/director revokes the nomination in writing; or
(b)	the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.
8.11.	The Company shall keep a register of directors containing:
(a)	the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company;

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)	such other information as may be prescribed by the Act.
8.12.	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

8.13.	Subject to all other approvals required under the Memorandum or the Articles, the Shareholders may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.14.	A director is not required to hold a Share as a qualification to office.

8.15.	The Board shall establish a compensation committee (the “Compensation Committee”) to manage certain compensation affairs of the Company, including implementing salary and equity guidelines for the Company, approving compensation packages, severance agreements and employment agreements for all senior managers (including but not limited to the chief executive officer and the chief financial officer) as well as administering the Company’s employee equity incentive plans, subject to the Company’s contractual obligations and any limitations in the Memorandum and the Articles; provided that, any allocation of shares under the Company’s employee equity incentive plans shall be subject to the prior approval of the holders of a majority of Preferred Shares.

9.	POWERS OF DIRECTORS

9.1.	The business and affairs of the Company shall be managed by, or under the direction or supervision of the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

9.2.	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3.	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4.	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5.	The continuing directors may act notwithstanding any vacancy in their body.

9.6.	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9.8.	For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

10.	PROCEEDINGS OF DIRECTORS
10.1.	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2.	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3.	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4.	A director shall be given not less than seven (7) days’ notice of meetings of directors, but a meeting of directors held without seven (7) days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5.	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated.

10.6.	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than three (3) directors, at least one (1) of which shall be a director appointed by Sequoia Capital China I, L.P. If within two hours from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the sixth (6th) business day at the same time and place, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than three (3) directors, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

10.7.	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.8.	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.9.	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.	COMMITTEES

11.1.	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. All resolutions of each of the committees of the board of directors shall be adopted by a majority of the members of such committee.

11.2.	The directors have no power to delegate to a committee of directors any of the following powers:
(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.
11.3.	Sub-Regulation 11.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors; from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4.	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5.	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12.	OFFICERS AND AGENTS

12.1.	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2.	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3.	The emoluments of all officers shall be fixed by Resolution of Compensation Committee.

12.4.	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5.	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

12.6.	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or to approve a liquidation plan;

(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.
12.7.	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.8.	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1.	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

13.2.	For the purposes of Sub-Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3.	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:
(a)	vote on a matter-relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

14.	INDEMNIFICATION

14.1.	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:
(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.
14.2.	The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3.	For the purposes of Sub-Regulation 14.2, a director acts in the best interests of the Company if he acts in the best interests of
(a)	the Company’s holding company; or

(b)	a Shareholder or Shareholders of the Company;
in either case, in the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be.
14.4.	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6.	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7.	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8.	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive, of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9.	If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10.	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request or the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.	RECORDS

15.1.	The Company shall keep the following documents at the office of its registered agent:
(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.
15.2.	Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

15.3.	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:
(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.
15.4.	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:
(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)	minutes of meetings and Resolutions of Directors and committees of directors; and

(c)	an impression of the Seal.
15.5.	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.6.	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

16.	REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:
(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.
17.	SEAL

The Company shall have a Seal and may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1.	Subject to receipt of all approval required under the Memorandum or elsewhere in the Articles, the directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2.	Dividends may be paid in money, Shares, or other property.

18.3.	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 20.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4.	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.	ACCOUNTS AND AUDIT

19.1.	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2.	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.3.	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

19.4.	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

19.5.	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.6.	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

19.7.	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:
(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.
19.8.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.9.	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.10.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20.	NOTICES

20.1.	Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

20.2.	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

20.3.	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

21.	VOLUNTARY LIQUIDATION

Subject to the provisions of the Memorandum, the Company may by Resolution of Shareholders appoint a voluntary liquidator.

22.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

Disclosure Schedule
This is the Disclosure Schedule as defined in the Series A1 Preferred Share Purchase Agreement (the “Agreement”) entered into today among China Linong International Limited (the “Company”), Land V. Group Limited, Land V. Limited, Hong Kong Linong Limited, Land V. Limited (Fujian), Land V Limited (Hangzhou), Land V Limited (Tianjin), Land V. Limited (Liaoyang), Land V. Limited (Weifang), Land V. Limited (Shenzhen), Land V. Limited (Zhangjiakou), Land V. Limited (Huizhou), Ma Shing Yung, Luan Li and Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P., Sequoia Capital China Principals Fund I, L.P., Grow Grand Limited and Honeycomb Assets Management Limited (the “Investor”) and relating to the issuance and sale by the Company to the Investor of the 80.71 Series A1 preferred shares, par value US$1.00 per share, of the Company.
Unless otherwise defined in this Disclosure Schedule, expressions defined in the Agreement have the same meaning in this Disclosure Schedule.
The representations and warranties set out in section 3 of the Agreement (the “Warranties”) are made and given subject to the disclosures in this Disclosure Schedule. If there is an inconsistency between the Agreement and this Disclosure Schedule, this Disclosure Schedule shall prevail.
Although for ease of reference certain numbered paragraphs in schedule 1 to this Disclosure Schedule correspond with particular paragraphs of section 3 of the Agreement, all disclosures, in this Disclosure Schedule do and are to be taken as relating to all such Warranties to which such disclosures are reasonably expected to be applicable.
The contents of this Disclosure Schedule are confidential and the provisions of clause 8.11 (confidentiality and non-disclosure) of the Agreement shall apply to all such information as if set out in full in this letter.
1	General Disclosures
1.1	The Company is not and shall not be deemed to be in breach of any of the Warranties (and no claim shall lie or liability attach) in respect of any matter fully and fairly disclosed in, or deemed to be disclosed by, this Disclosure Schedule (and for this purpose “fully and fairly disclosed” means disclosed in such manner and in such detail as to enable a reasonable buyer to make an informed and accurate assessment of the matter concerned).

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1.2	In addition, any matter or information disclosed noted or referred to in the financial statements to be delivered by the Company to the Investor pursuant to section 3.16 of the Agreement are disclosed or are deemed to have been disclosed by this Disclosure Schedule.
2	Specific Disclosures

In addition, there are disclosed the specific matters set out in schedule 1 to this Disclosure Schedule.

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Schedule 1
Specific disclosures

Warranty reference	Annex A reference (If any)	Disclosure

3.2(d)		Name of shareholder	Type of shares	No. of Shares

		Grow Grand Limited	Ordinary	613
		Magnetic Star Holdings Limited	Ordinary	60
		Limewater Limited	Ordinary	60
		Natural Eternity Limited	Ordinary	60
		Honeycomb Assets Management Limited	Ordinary	70
		Win Seasons Finance Ltd.	Ordinary	60
		Valuetrue Investments Limited	Ordinary	77
		Natural Scent Limited	Ordinary	50
		Sequoia Capital China I, L.P.	Preferred	169.38
		Sequoia Capital China Principals Fund I, L.P.	Preferred	26.22
		Sequoia Capital China Partners Fund I, L.P.	Preferred	19.46

3.6	C-650 B-20	(1) Land V. Limited (Fujian) entered into a loan agreement dated 28 February 2006 with Sun Jianguo whereby Land V. Limited borrowed RMB10,800,800 from Sun Jianguo.

		(2) Land V. Limited entered into a loan agreement dated 21 February 2006 with Ma Shing Yung, one of the Founders, whereby Land V. Group Limited borrowed HK$10,000,000 from Ma Shing Yung.

		(3) There are other short-term loans owing by Land V. Group Limited, which amount to about HK$3,900,000 in aggregate, for which no written loan agreements have been signed. The loans are interest free.

		(4) There are other short-term loans owing by Land V. Limited, which amount to about US$1,700,000 in aggregate, for which no written loan agreements have been signed. The loans are interest free.

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Warranty reference	Annex A reference (If any)	Disclosure

3.7	B-18	The BMW car is registered in the name of Land V. Limited, but it was paid by Madam Chiu Na Lai.

All land leases signed by the Group Companies which, to the best knowledge of the Group Companies, are required by PRC laws and regulations to be submitted to the relevant government authorities for filing have been so submitted for filing, but there is no official document issued by such government authorities acknowledging receipt of such applications for filing, since the government authorities are not required to give such acknowledgement under PRC laws.

	C-31	The date of the land lease contract made between Land V. Limited (Fujian) and the Committee of Villagers of Dating (Production Team No. 3) of Qidu Town, Jiaocheng District, Ningde Municipality is 1 March 2006, but the term of the land lease contract is stated to be from 1 March 2005 to 30 February 2015.

	C-32	The term of the land lease contract (undated) made between Land V. Limited (Fujian) and the Committee of Villagers of Dating (Production Team No. 4) of Qidu Town, Jiaocheng District, Ningde Municipality is stated to be from 1 March 2005 to 30 February 2015.

3.8	C-14o C-14p	Trademark
(1) An application for registration of trademark dated 14 June 2005 was submitted by Land V. Limited (Fujian) to the Trademark Office of the State Administration for Industry and Commerce (application no.: 4718420). A Notice of Acceptance of Registration Application was received on 17 August 2005.

(2) An application for registration of trademark dated 13 March 2006 was submitted by Land V. Limited (Fujian) to the Trademark Office of the State Administration for Industry and Commerce (application no.: 5208039). A Notice of Acceptance of Registration Application was received on 29 June 2006.

List of domain names owned by Land V. Limited (Fujian)

www.landvchina.com (expiry date: 21 June 2008)
www.landv.cn (expiry date: 13 March 2011)
www.land-v.com (the domain name was mistakenly registered by the registration

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Warranty reference	Annex A reference (If any)	Disclosure

authority under the name of Xu Bo. Land V. Limited (Fujian) has requested for a correction of the mistake but the new registration certificate has not yet been issued.

3.9		List of contracts required to be provided under this section 3.9

Please refer to the index set out in Annex A and the specific disclosures on section 3.6.

3.15	B-21 B-22	None of the Group Companies has obtained any other type of insurance coverage, except for the following: (i) the vehicle insurance; (ii) all employees insurance for Land V. Limited; (iii) office insurance for Land V. Limited.

3.19		Ma Shing Yung, one of the Founders, is (i) a director of China Linong International Limited; (ii) the sole shareholder and sole director of Grow Grand Limited, which is a shareholder of China Linong International Limited; (iii) the sole director of Land V. Group Limited and (iv) a director of Land V. Limited.

Luan Li, one of the Founders, is (i) a director of China Linong International Limited; (ii) a shareholder and director of Magnetic Star Holdings Limited, which is a shareholder of China Linong International Limited; (iii) a director of Land V. Limited; (iv) the legal representative of Land V. Limited (Fujian), Land V. Limited (Tianjin); (v) the legal representative and executive director of Land V. Limited (Shenzhen), Land V. Limited (Hangzhou) and Land V. Limited (Weifang) and (vi) the legal representative and the chairman of the board of directors of Land V. Limited (Liaoyang).

3.20	C-74	List of employment agreements with senior management personnel

Please refer to document C-74 in the index set out in Annex A for a sample employment contract (the “Sample Employment Contract”) with senior management personnel.

	This is an English translation	Below is a list of senior management personnel (“Senior Personnel”) who have signed employment agreements with the same terms (except the compensation and scope of duty) as the Sample Employment Agreement:
Mr. Ma Wenlie, Assistant to the President and Deputy General Manager of Fujian Company
Mr. Ye Quan, Deputy General Manager of Fujian Company
Mr. Wang Yongbin, Assistant to the President and the officer of the training center
Mr. Chen Xiaoou, Deputy General Manager of Hangzhou Company
Mr. Bai Hongbo, Deputy General Manager of Shandong Company

5

Warranty reference	Annex A reference (If any)	Disclosure

	This is an English translation	Mr. Sun Lianrong, Deputy General Manager of Tianjin Company
Mr. Liao Lijian, Deputy General Manager of Tianjin Company
Mr. Yan Shengren, Deputy General Manager of Huizhou Company
Mr. Zhong Shumao, Deputy General Manager of Huizhou Company
Mr. Jiang Ronghai, who is responsible for the domestic sales of the Group
Mr. Lu Zhiyuan, who is in charge of Fuzhou market and distribution business of Fujian Company
Mr. Chen Xiaozhou, who is in charge of the management work of the Group, such as domestic processing, fresh keeping, packaging
Mr. Zhan Jian, who is responsible for the management of materials supply and infrastructure of bases of the Group
Ms. Li Qiongying, who is responsible for the management of plant protection, seeds and experiments of the Group
Mr. Gao Dengjin, who is responsible for the financial management of the Group
Mr. Li Yongqiang, Assistant to the President, person in charge of Shantou Base and Deputy General Manager of Zhangjiakou Company
Mr. Huang Jianhua, Person in charge of Shantou Base
Mr. Yu Pin, Person in charge of Shantou Base
Key technicians of all bases: Li Zhengshou; Deng Liming; Peng Yuanshui; Zhang Yinghai; Zhao Zhenwen;
Jiang Weidong; Zhuang Xudong; Chen Dazhou; Li Yongguang; Lei Chengfa; Cai Liangming

Each of the employment agreements with the Senior Personnel is for a term of three years.

Among the Senior Personnel, the amount of the highest compensation under the relevant employment agreement is RMB7,000 per month.

	B-15a	Land V. Limited entered into an agreement for subcontracting operation right with Liang Kang, a shareholder of Magnetic Star Holdings Limited, which is a shareholder of China Linong International Limited, on 26 January 2006.

3.23		Please refer to the index set out in Annex A.

As regards the decisions in relation to the operation of the PRC Subsidiaries in their ordinary course of business, generally they were made upon the oral consensus of the senior management and no written minutes have been prepared.

3.25(b)		As at the date of this Disclosure Schedule, none of the registered capital of Land V. Limited (Huizhou) of HK$10,000,000 has been paid up.

6

Annex A
The Index

7

This is an English translation
List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

A.	Land V. Group Limited (BVI)

Incorporation Documentation

1	2005-03-24	- Registrar of Corporate Affairs of BVI	Certificate of Incorporation

2	2005-03-24	- Offshore Incorporations HK Limited	Certificate of Guarantee of Quality

Articles of Association

3		- Land V. Group Limited	Memorandum and Articles of Association

4		- Land V. Group Limited	Amendments to Articles of Association

Shareholders’ Agreement

5	2005-10-19	- Ma Shing Yung
- Luan Li
- Liang Kang
- Xia Yu
- Law Kin Ip
- Fu Ming Xia
- Chiu Yi
- Lui Ming Ho
- Ma Wen Lie
- Wang Xiaogang
- Magnetic Star Holdings Limited
- Win Seasons Finance Ltd.
- Valuetrue Investments Limited
		- Land V. Group Limited	Subscription and Shareholders’ Agreement relating to Land V. Group Limited

5A	2006-02-06	- Ma Shing Yung
- Luan Li
- Liang Kang
- Xia Yu
- Law Kin Ip
- Fu Ming Xia
- Chiu Yi
- Lui Ming Ho
- Ma Wen Lie
- Wang Xiaogang
- Magnetic Star Holdings Limited
- Win Seasons Finance Ltd.
- Valuetrue Investments Limited
		- Land V. Group Limited	Supplemental Agreement

5B	2006-02-06	- Ma Shing Yung - Luan Li - Liang Kang - XiaYu - Law Kin Ip - Fu Ming Xia	Letter of confirmation and consent

List of Documents

Date y/m/d	Parties/Signatories	Name of Documents
- Chiu Yi - Lui Ming Ho - Ma Wen Lie - Wang Xiaogang - Magnetic Star Holdings Limited - Win Seasons Finance Ltd. - Valuetrue Investments Limited - Land V. Group Limited

5C	2006-03-16	- Ma Shing Yung
- Luan Li
- Liang Kang
- Xia Yu
- Law Kin Ip
- Fu Ming Xia
- Nishikawa Hiroko
- Ma Wen Lie
- Wang Xiaogang
- Li Jin
- Lu Rong
- Magnetic Star Holdings Limited
- Win Seasons Finance Ltd.
- Valuetrue Investments Limited
- Natural Scent Limited
- Grow Grand Limited
- Limewater Limited
- Natural Eternity Limited
- Honeycomb Assets Management Limited
	- Land V. Group Limited	Supplemental Agreement

5D	2006-04-06	- Ma Shing Yung
- Luan Li
- Liang Kang
- Xia Yu
- Law Kin Ip
- Fu Ming Xia
- Nishikawa Hiroko
- Ma Wen Lie
- Wang Xiaogang
- Li Jin
- Lu Rong
- Magnetic Star Holdings Limited
- Win Seasons Finance Ltd
- Valuetrue Investments Limited
- Natural Scent Limited
- Grow Grand Limited
- Limewater Limited
- Natural Eternity Limited
- Honeycomb Assets Management Limited
	- Land V. Group Limited	Deed of Termination

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

Company Registration Documents

6		- Land V. Group Limited	Register of members

6A		- Land V. Group Limited	Register of members

6Aa		- Land V. Group Limited	Register of members

6B		- Land V. Group Limited	Register of transfers

6Ba		- Land V. Group Limited	Register of transfers

7	2005-04-25	- Ma Shing Yung	Application for share

8		- Land V. Group Limited	Register of directors

9	2005-03-24	- Offshore Incorporations Limited (as sole subscriber)	Appointment of first director(s)

10	2005-04-25	- Ma Shing Yung	Consent to act as a director

Shareholders’ and Directors’ Resolutions

11	2005-04-25	- Ma Shing Yung (as sole director)	Written resolutions of the sole director of the company

12	2005-10-19	- Ma Shing Yung (as sole director)	Written resolutions of the sole director of the company

13	2005-11-03	- Ma Shing Yung (as sole director)	Written resolutions of the sole director of the company

14	2006-02-06	- Ma Shing Yung (as sole director)	Written resolutions of the sole director of the company

15	2006-03-16	- Ma Shing Yung (as sole director)	Written resolutions of the sole director of the company

16	2006-04-06	- Ma Shing Yung (as sole director)	Written resolutions of the sole director of the company

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

B.	Land V. Limited (HK)

Incorporation Documentation

1	2001-10-31	- Registrar of Companies in Hong Kong	Certificate of incorporation

2	2004-03-17	- Registrar of Companies in Hong Kong	Certificate of change of company name

2a	2006-02-11	- Registrar of Companies in Hong Kong	Certificate of change of company name

2b		- Business Registration Office	Business registration certificate

2c	2006-08-22	- Registrar of Companies in Hong Kong	Certificate of change of company name

2d		- Business Registration Office	Business registration certificate (from Oct 31, 2006 to Oct 30, 2007)

Articles of Association

3		- Land V. Limited	Memorandum and Articles of Association

4		- Land V. Limited	Amended Articles of Association

Company Registration Documents

5	2005-10-31	- Land V. Limited	Form AR1

6	2006-02-06	- Land V. Limited	Form NC2

7	2006-02-06	- Land V. Limited	Form D2A

8	2006-02-06	- Land V. Limited	Form D3

9	2006-02-06	- Land V. Limited	Form D4

10	2006-02-06	- Liang Kang - Land V. Group Limited	Instrument of transfer in respect of Land V. Limited

11	2006-02-06	- Liang Kang - Land V. Group Limited	Bought and sold notes

12	2006-02-06	- Luan Li - Land V. Group Limited	Instrument of transfer in respect of Land V. Limited

13	2006-02-06	- Luan Li - Land V. Group Limited	Bought and sold notes

Shareholders’ and Directors’ Resolutions

14	2006-01-11	- Liang Kang - Luan Li (as shareholders)	Written resolutions of Land V. Limited

Business Contracts

15	2005-01-07	- Liu Ganwang - Land V. Limited	Agreement for subcontracting operating right

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

(with a letter dated December 13, 2004 to Liu Ganwang from Hong Kong Vegetable Marketing Organization which informed the successful bid attached)

15a	2006-01-26	- Mr. Liang Kang - Land V. Limited	Agreement for subcontracting operating right (with a letter dated January 20, 2006 to Liang Kang from Hong Kong Vegetable Marketing Organization which informed the successful bid attached)

Employees

16			List of employees

17	2005-05-25	- Ma Shing Yung - Luan Li - Lui Ming Ho	MPF membership certificates

Assets

18			List of assets

19	2004-07-20	- BMW Concessionaires (H.K.) Ltd - Land V. Limited	Invoice

Loan Contracts

20	2006-02-21	- Ma Shing Yung - Land V. Limited	Loan contract

Insurance

21	2007-01-12	- HSBC Insurance (Asia) Limited - Land V. Limited	Notice of Insurance

22	2007-01-12	- HSBC Insurance (Asia) Limited - Land V. Limited	The Policy Schedule

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

C.	Land V. Limited (Fujian) (PRC)

Approval Certificates

1	2004-07-13	- People’s Government of Fujian Province	Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hongkong, Macao and Overseas Chinese in the People’s Republic of China

2	2005-10-25	- People’s Government of Fujian Province	Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hongkong, Macao and Overseas Chinese in the People’s Republic of China

3	2004-07-09	- Bureau of Foreign Trade and Economic Cooperation of Gulou District, Fuzhou Municipality - Land V. Limited of Hong Kong	Reply concerning the Approval for the Establishment of a Foreign-invested Enterprise Land V. Limited (Fujian)

Business Licenses

4	2005-04-04	- Fuzhou Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person

5	2005-11-03	- Fuzhou Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person

5a	2006-01-06	- Fuzhou Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person (Duplicate)

Articles of Association

6	2004-06-20	- Land V. Limited (Fujian)	Articles of Association

7	2005-09-30	- Land V. Limited	Amendment to the Articles of Association of Land V. Limited (Fujian)

Capital Verification Reports

8	2004-12-15	- Fujian Tianlian CPA Limited	Capital verification report

9	2005-12-28	- Fujian Lixin CPA Limited	Capital verification report

Certificates

10	2005-05-25	- Agricultural Bank of China, Hudong Branch, Fuzhou Municipality	Account opening certificate (for basic deposit accounts)

11	2004-08-10	- State Administration of Foreign Exchange, Bureau of Fujian Province	Foreign exchange registration certificate

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

11a	2005-05-13	- State Administration of Foreign Exchange, Bureau of Fujian Province	Records of annual inspection

12	2004-07-28	- National Taxation Bureau, Gulou District, Fuzhou Municipality	Tax registration certificate of foreign-invested enterprises (national tax registration certificate)

13	2004-08-03	- Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality	Tax registration certificate of foreign-invested enterprises (local tax registration certificate)

14	2005-11-16	- National Taxation Bureau, Gulou District, Fuzhou Municipality, Fujian Province - Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality, Fujian Province	Tax registration certificate of foreign-invested enterprises

14a	2005-03-20	- Bureau of Health, Lianjiang County	Health permit

14b	2004-11-24	- Fujian Entry-Exit Inspection and Quarantine Bureau	Filing and registration certificate for entities applying for inspection

Environmental Protection

14c	2005-12-14	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14d	2005-12-16	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14e	2005-12-14	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14f	2005-12-16	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14g	2006-01-11	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14h	2005-12-16	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14i	2005-12-16	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14j	2005-12-14	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14k	2005-12-16	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

14l	2005-12-16	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14m	2005-12-14	- Green Foods Development Center of Fujian Province	Certificate for non-polluting agricultural products of Fujian

14n	2005-02	- Land V. Limited (Fujian)	Report on environmental impacts caused by the construction projects in Fujian Province

14na	2006-09-28	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03603)

14nb	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03604)

14nc	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03605)

14nd	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03606)

14ne	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03607)

14nf	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03608)

14ng	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03609)

14nh	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03610)

14ni	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-00-03611)

14nj	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03612)

14nk	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03613)

14nl	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03614)

14nm	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03615)

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

14nn	2006-09-26	- Agricultural Product Quality Safety Center of the Ministry of Agriculture	Certificate for non-polluting agricultural products (WGH-06-03616)

Trademarks

14o	2005-08-17	- Trademark Bureau of the State Administration for Industry and Commerce	Notice on acceptance of the application for trademark registration

14p	2005-06-29	- Trademark Bureau of the State Administration for Industry and Commerce	Notice on acceptance of the application for trademark registration

Land Lease Contracts

15	2005-01-01	- Langqi Town Agricultural By-products and Services Company (Party A) - Land V. Limited (Fujian)	Agreement for the leasing of vegetables and non-staple foods base (Langqi base)

16	2005-02-02	- Yuanqian Village Economic Cooperative, Langqi Town, Langqi Economic Zone, Fuzhou Municipality (Party A)	Land lease agreement (Langqi base)
- Land V. Limited (Fujian)

17	2004-12-18	- Villagers Committee of Xinting Village, Hubei Township, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Hubei base)
- Land V. Limited (Fujian)

17A	2005-05-01	- Villagers Committee of Xinting Village, Hubei Township, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Confirmation for the area of leased land (in relation to the Land Lease Contract No. 17) (Hubei base)

18	2004-09-08	- Villagers Committee of Jiucuo Village, Hubei Township, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Hubei base)
- Land V. Limited (Fujian)

19	2004-09-08	- Villagers Committee of Jiucuo Village, Hubei Township, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract
- Land V. Limited (Fujian)

19A		- Villagers Committee of Jiucuo Village, Hubei Township, Jiaocheng District, Ningde Municipality (Party A)	Supplemental agreement (Hubei base)
- Land V. Limited (Fujian)

19B	2005-04-30	- Jiucuo Village Group 3, Hubei Township, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Confirmation for the area of leased land (Hubei base)

20	2005-09-08	- Villagers Committee of Xincuo Village, Hubei Township, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Land lease contract (Hubei base)

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

21	2004-09-08	- Villagers Committee of Xincuo Village, Hubei Township, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Hubei base)
- Land V. Limited (Fujian)

21A	2005-05-31	- Villagers Committee of Xincuo Village, Hubei Township, Jiaocheng District, Ningde Municipality (Party A)	Supplemental agreement (Hubei base)
- Land V. Limited (Fujian)

21B	2005-05-12	- Xincuo Village, Hubei Township, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Confirmation for the area of leased land (Hubei base)

22	2004-11-13	- Hubei Township Economic Committee, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Hubei base)
- Land V. Limited (Fujian)

23		- Villagers Committee of Huangcuo Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

23A	2005	- Villagers Committee of Huangcuo Village Team No. 1, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contract No. 23) (Qidu base)

24		- Villagers Committee of Huangcuo Village (Team No. 2), Qidu Town, Jiaocheng District, Ningde City (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

24A	2005	- Villagers Committee of Huangcuo Village Team No. 2, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contract No. 24) (Qidu base)

25	2004-03-01	- Villagers Committee of Huangcuo Village Team No. 3, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

25A	2005	- Villagers Committee of Huangcuo Village Team No. 3, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contract No. 25) (Qidu base)

26		- Villagers Committee of Huangcuo Village (Team No. 7), Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Land lease contract (Qidu base)

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

26A	2005	- Villagers Committee of Huangcuo Village (Team No. 7), Qidu Town, Jiaocheng District, Ningde City (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contract No. 26) (Qidu base)

27		- Villagers Committee of Huangcuo Village (Team No. 8), Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

27A	2005	- Villagers Committee of Huangcuo Village Team No. 8, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contract No. 27) (Qidu base)

28		- Villagers Committee of Dating Village (Production Group No. 7), Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

29		- Villagers Committee of Dating Village (Production Group Nos. 11 and 13), Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

30		- Villagers Committee of Dating Village (Production Group No. 2), Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

31	2006-03-01	- Villagers Committee of Dating Village (Production Group No. 3), Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

32		- Villagers Committee of Dating Village (Production Group No. 4), Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

33		- Villagers Committee of Dating Village (Production Group No. 4), Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V, Limited (Fujian)

34	2005-01-19	- Villagers Committee of Beihe Village Team No. 1, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

34A	2005	- Villagers Committee of Beihe Village Team No. 1, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contract No. 34)

35	2005-01-19	- Villagers Committee of Beihe Village Team No. 2, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

35A	2005	- Villagers Committee of Beihe Village Team No. 2, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contract No. 34)

36	2004-07-29	- Villagers Committee of Beihe Village Team No. 3, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

37	2004-07-29	- Villagers Committee of Beihe Village Team No. 4, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

38	2004-07-29	- Villagers Committee of Beihe Village Team No. 5, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

39	2004-07-29	- Villagers Committee of Beihe Village Team No. 12, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

39A	2005-01-18	- Villagers Committee of Beihe Village (Six Production Groups — Group Nos. 1, 2, 3, 4, 5 and 12), Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contracts Nos. 34, 35, 36, 37, 38, 39)

40		- Villagers Committee of Dongcuo Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

41	2005-01-20	- Villagers Committee of Sanle Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

42	2004-03-01	- Villagers Committee of Gongqitou Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

42A	2005-01-19	- Villagers Committee of Gongqitou Village (Team Nos. 10 and 11), Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contract No. 42) (Qidu base)

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

43	2004-08-15	- Villagers Committee of Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Land lease contract (Qidu base)

43A	2004-08-15	- Villagers Committee of Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the land lease contract No. 43)

43B		- 31 villagers of Hegan Village, Qidu Town	Signature book showing the consent of the village as contractor to lease lands to Linong

44	2005-03-01	- Ningde Yifeng Agriculture Technology Co., Ltd. (Party A) - Land V. Limited (Fujian)	Land lease (sub-lease) contract (Qidu base)

45	2004-11-28	- Villagers Committee of Yujing Village, Mabi Town, Lianjiang County (Party A) - Land V. Limited (Fujian)	Land lease contract (Lianjiang base)

46	2005-01-05	- Villagers Committee of Daiyun Village, Aojiang Town, Lianjiang County (Party A) - Land V. Limited (Fujian)	Land lease contract (Lianjiang base)

47	2005-01-05	- Villagers Committee of Shitou Village, Aojiang Town, Lianjiang County (Party A) - Land V. Limited (Fujian)	Land lease contract (Lianjiang base)

47A	2005-01-05	- Villagers Committee of Shitou Village, Aojiang Town, Lianjiang County - Land V. Limited (Fujian)	Supplemental agreement

47B	2005-06-06	- Villagers Committee of Shitou Village, Aojiang Town, Lianjiang County (Party A) - Land V. Limited (Fujian)	Supplemental agreement

48	2005-03-30	- Fuzhou Longlin Comprehensive Agricultural Development Co., Ltd. (Party A)
- Land V. Limited (Fujian)
		(with the contract for contracting the forest lands of Guloudang Forest Farm, Rixi Township, Jin’an District between the People’s Government of Rixi Township (Forest Farm) and Fuzhou Longlin Comprehensive Agricultural Development Co., Ltd. attached)	Contract for sub-contracting the forest lands of Guloudang Forest Farm, Rixi Township, Jin’an District (Forest Farm)

49	2005-01-28	- Committee of Dabu Village, Daling Town, Huidong County, Guangdong Province (Party A)	Land lease contract
- Land V. Limited (Fujian)

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

50	2005-01-01	- Tianjin Longtai Technology Development Co., Ltd. (Party A) - Land V. Limited (Fujian)	Land lease contract

51	2005-02-03	- Agricultural Development Office of Guyuan County, Hebei Province (Party A) - Land V. Limited (Fujian)	Land lease contract

52	2005-06-14	- Cai Yingguo (Party A) - Land V. Limited (Fujian)	Land sub-lease contract

53	2005-06-14	- Cai Yingguo (Party A) - Land V. Limited (Fujian)	Land sub-lease contract

53I	2006-08-29	- Senmei (Fujian) Foodstuffs Co., Ltd. (Party A) - Land V. Limited (Fujian)	Sub-contracting contract for land use (Luoyang base)

53II	2006-04-04	- Committee of Xingguang Village (Party A) - Land V. Limited (Fujian), Langqi Base	Agreement for leasing of lands (Langqi base)

53IIIA	2006-03-01	- Huang Fuzhen and Lin Xi’nen, villagers of Shizu, Hulougang, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Land lease contract (Qidu base)

53IIIB	2006-04-01	- Huang Ruhui, villager of Hulougang, Production Team No. 2, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Land lease contract (Qidu base)

53IIIC	2006-04-15	- Yuan Guojin, villager of Shangzu, Production Team No. 1, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Land lease contract (Qidu base)

53IIID	2006-03-10	- Guan Chaoqian, villager of Production Team No. 5, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Land lease contract (Qidu base)

53IIIE	2006-04-22	- Guan Chaohua, villager of Production Team No. 5, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Land lease contract (Qidu base)

53IIIF	2006-03-10	- Hulougang, Production Team No. 2, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A) - Land V. Limited (Fujian)	Land lease contract (Qidu base)

53IIIG	2006-03-10	- Group 1 of Production Team No. 5, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

53IIIH	2006-03-10	- Group 2 of Production Team No. 5, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

53IIII	2006-03-10	- Villagers of Shangzu, Production Team No. 1, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

53IIII (2)	2006-03-10	- Villagers of Shangzu, Production Team No. 1, Hegan Village, Qidu Town, Jiaocheng District, Ningde Muncipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

53IIJ	2006-03-10	- Villagers of Xiazu, Production Team No. 1, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

53IIIK	2006-03-10	- Villagers of Xiazu, Production Team No. 1, Hegan Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

53IIIL	2006-04-11	- Villagers of Production Team Nos. 7, 8, 11 and 12, Sanle Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

53IIIM	2006-04-29	- Villagers of Production Team No. 5, Sanle Village, Qidu Town, Jiaocheng District, Ningde Municipality (Party A)	Land lease contract (Qidu base)
- Land V. Limited (Fujian)

53IV	2006-07-21	- Cai Yingguo (Party A)	Verification of the area of
		- Land V. Limited (Fujian)	Shantou Base

Business Contracts

54	2005-05-13 2005-05-17	- Wal-Mart (China) Investment Co. Ltd. - Land V. Limited (Fujian)	Supplier Agreement (Confirmation on Amendment to Supplier Agreement attached)

55	2005-10-19	- Fujian New Hua Du Supermarket Co., Ltd. (Buyer) - Land V. Limited (Fujian)	Supplemental agreement to the supply and purchase contract, and purchase contract

55a	2006-02-27	- Fujian New Hua Du Supermarket Co., Ltd. - Land V. Limited (Fujian)	Supplemental agreement to the supply and purchase contract, and purchase contract

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

Premises Lease Contracts

56	2004-12-08	- Food Management Station, Hubei Township, Jiaocheng District, Ningde Municipality, Fujian (Party A) - Land V. Limited (Fujian)	Lease contract

56A	2004-12-08	- Food Management Station, Hubei Township, Jiaocheng District, Ningde Municipality, Fujian (Party A) - Land V. Limited (Fujian)	Supplemental agreement (in relation to the lease contract No. 56)

57	2004-10-12	- Hubei Township Economic Committee (Party A) - Land V. Limited (Fujian)	Agreement for the leasing of premises

57I	2006-11-07	- Qianyuan Village, Luoyang Town, Quanzhou City (Party A) - Land V. Limited (Fujian)	Lease contract

Land and Premises Transfer Contracts

58	2004-12-14	- Shiyi Foodstuffs Co., Ltd. of Lianjiang County (Party A) - Land V. Limited (Fujian)	Contract for the transfer and change of lands and properties

Property Ownership Certificates/Land Use Right Certificates

59		- Construction Bureau of Lianjiang County - Land V. Limited (Fujian)	Property ownership certificate

60	2005-08-02	- People’s Government of Lianjiang County - Bureau of Land and Resources of Lianjiang County - Land V. Limited (Fujian)	Land use right certificate

Procurement Contracts

61	2005-08-10	- Land V. Limited (Fujian) - Beijing Hualian Mechanical and Electrical Technology and Equipment Company (Party B)	Procurement contract

62	2005-08-29	- Land V. Limited (Fujian) - Beijing Hualian Mechanical and Electrical Technology and Equipment Company (Party B)	Procurement contract

63	2005-10-13	- Land V. Limited (Fujian) - Beijing Hualian Mechanical and Electrical Technology and Equipment Company (Party B)	Procurement contract

64	2005-08-10	- Land V. Limited (Fujian) - Beijing Hualian Mechanical and Electrical Technology and Equipment Company (Party B)	Procurement contract

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

65	2005-03-15	- Land V. Limited (Fujian) - Shenzhen Yunzhou Science & Technology Co., Ltd. (Party B) - Shenzhen Jianyuxing Industrial Co., Ltd.	Contract

65a	2004-12-30	- Land V. Limited (Fujian) - Shengzhou Huali Refrigeration Equipment Factory	Contract for the custom-made of refrigerators for fresh-keeping purpose

65b	2006-02-28	- Land V. Limited (Fujian) - Shenzhen Yunzhou Science & Technology Co., Ltd.	Contract relating to refrigerators for vegetables preservation

65c	2006-01-09	- Land V. Limited (Fujian) - Shanghai Yingxiang Refrigeration Equipment Co., Ltd.	Contract for the construction of refrigerators

65d	2004-10-08	- Land V. Limited (Fujian) - Wuxi Goldenstar Agro-Shed Co., Ltd.	Contract for the sale and purchase of steel-structured sheds

65e	2005-05-16	- Land V. Limited (Fujian) - Taiyuan Xingfa Mountain Pute Plastic Factory, Sales Department of Chaoyang, Beijing	Contract for the purchase of turnover boxes

65el	2006-11-21	- Lin Tao (Fuzhou Huagang Biotechnology Co., Ltd.) (Supplier) - Land V. Limited (Fujian) (Buyer)	Agreement for the long-term supply of organic fertilizers

65eII	2006-10-09	- Zibo Huamou Plastics Products Co., Ltd. of Zibo City (Supplier) - Land V. Limited (Fujian) (Buyer)	Contract for the sale and purchase of industrial and mining products

65eIII	2006-10-13	- Zibo Huamou Plastics Products Co., Ltd. of Zibo City (Supplier) - Land V. Limited (Fujian) (Buyer)	Contract for the sale and purchase of industrial and mining products

65eIV	2006-12-26	- Zibo Huamou Plastics Products Co., Ltd. of Zibo City (Supplier) - Land V. Limited (Fujian) (Buyer)	Contract for the sale and purchase of industrial and mining products

65eV	2006-10-17	- Shandong Qingtian Plastics Industry Co., Ltd. (Supplier) - Land V. Limited (Fujian) (Buyer)	Contract for the sale and purchase of industrial and mining products

65eVI	2006-10-09	- Shandong Qingtian Plastics Industry Co., Ltd. (Supplier) - Land V. Limited (Fujian) (Buyer)	Contract for the sale and purchase of industrial and mining products

65eVII	2006-10-13	- Shandong Qingtian Plastics Industry Co. Ltd. (Supplier) - Land V. Limited (Fujian) (Buyer)	Contract for the sale and purchase of industrial and mining products

Construction Contracts

65f	2004-09-24	- Land V. Limited (Fujian) - Xiesheng Decoration and Engineering Co., Ltd.	Contract for the decoration of a culture room in Langqi base

65g	2005-03-19	- Land V. Limited (Fujian) - Fujian Aojiang Construction and Engineering Company	Contract for the redevelopment of a processing factory and dormitory in Hubei base

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

65h	2004-12-15	- Land V. Limited (Fujian) - Fujian Aojiang Construction and Engineering Company	Contract for the redevelopment of a processing factory in Lianjiang

65i	2005-07-29	- Land V. Limited (Fujian) - Xiamen Green World Horticulture Construction Co., Ltd.	Contracting contract for the alteration of sprinkler irrigation system in Shantou base

65j	2005-09-17	- Land V. Limited (Fujian) - Xiamen Green World Horticulture Construction Co., Ltd.	Contracting contract for the drip irrigation system under Mulch Film in Shantou base

65k	2005-08-03	- Land V. Limited (Fujian) - Xiamen Green World Horticulture Construction Co., Ltd.	Contracting contract for the micro-spraying system in Shantou base

65l	2005-08-03	- Land V. Limited (Fujian) - Xiamen Green World Horticulture Construction Co., Ltd.	Contracting contract for the digging of wells in Shantou base for irrigation purpose

65m	2006-01-10	- Land V. Limited (Fujian) - Fuzhou Jiuzhou Steel-structured Greenhouse Engineering Co., Ltd.	Contract for the construction of a processing factory in Shantou base

65n	2006-03-03	- Land V. Limited (Fujian) - Fuzhou Jiuzhou Steel-structured Greenhouse Engineering Co., Ltd.	Contract for the construction of a processing factory in Huidong base

Loan Contracts

65o	2006-02-28	- Sun Jianguo - Land V. Limited (Fujian)	Loan contract

Taxation

66		- Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality (Chop)	General tax payment certificate

67		- Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality (Chop)	General tax payment certificate

68		- Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality (Chop)	General tax payment certificate

69		- Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality (Chop)	General tax payment certificate

70		- Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality (Chop)	General tax payment certificate

71		- Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality (Chop)	General tax payment certificate

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

72		- Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality (Chop)	General tax payment certificate

73		- Foreign Tax Office under the Local Taxation Bureau of Fuzhou Municipality (Chop)	General tax payment certificate

Labor Contract

74	2005-01-19	- Land V. Limited (Fujian) - Lu Zhiyuan	Labor contract

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

D.	Land V. Limited (Shenzhen)

Approval Certificate

1	2004-04-15	- People’s Government of Shenzhen Municipality	Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hongkong, Macao and Overseas Chinese in the People’s Republic of China

2	2004-04-15	- Foreign Trade and Economic Cooperation Bureau of Shenzhen Municipality - Hong Kong Lianyu Development Co., Ltd,	Notice on the Establishment of a Foreign-invested Enterprise Land V. Limited (Shenzhen)

Business Licenses

3	2004-10-12	- Shenzhen Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person

3a		- Shenzhen Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person (Records of annual inspection)

Articles of Association

4	2004-04-08	- Land V. Limited (Shenzhen)	Articles of Association

5	2004-08-17	- Land V. Limited	Supplemental Articles of Association

Capital Verification Report

6	2004-06-28	- Guangzhou Huijian Certified Public Accountants Ltd.	Capital verification report

Certificates

7	2005-09-07	- Shanghai Pudong Development Bank, Shenzhen Branch, Central District Sub-branch	Account opening certificate (for basic deposit accounts)

8	2004-06-08	- State Administration of Foreign Exchange, Shenzhen Branch	Foreign exchange registration certificate of foreign-invested enterprises

8a	2005-05-20		Records of annual inspection

9	2004-05-18	- National Taxation Bureau of Shenzhen Municipality	Tax registration certificate (national tax registration certificate)

10	2004-05-17	- Local Taxation Bureau of Shenzhen Municipality	Tax registration certificate (local tax registration certificate)

11	2005-04-13	- Bureau of Health of Shenzhen Municipality	Health certificate (duplicate)

Environmental Protection

11a	2004-12-16	- Environmental Protection Bureau of	Reply for the examination of

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

		Shenzhen Municipality	environmental impact caused by construction projects

Premises Lease Contracts

12	2004-06-07	- Zhang Qiaozhen (Party A)	Premises lease contract
- Land V. Limited (Shenzhen)

Procurement Contract

13	2004-06-16	- Land V. Limited (Shenzhen)	Contract

- Shenzhen Yunzhou Science & Technology Co., Ltd.

Land Lease Contracts

14	2006-03-12	- Li Jinxiang, villager of Dabu Village (Party A)	Contract
- Huidong base of Shenzhen Linong

15	2006-03-12	- Li Jianliang, villager of Dabu Village (Party A)	Contract
- Huidong base of Shenzhen Linong

16	2006-01-21	- Li Xisheng, villager of Dabu Village (Party A)	Contract
- Huidong base of Shenzhen Linong

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

E.	Land V. Limited (Hangzhou) (PRC)

Approval Certificate

1	2004-08-27	- People’s Government of Zhejiang Province	Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hongkong, Macao and Overseas Chinese in the People’s Republic of China

Business Licenses

2	2005-09-20	- Hangzhou Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person

2a	2005-09-20	- Hangzhou Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person (duplicate)

Articles of Association

3	2004-07-20	- Land V Limited (Hangzhou)	Articles of Association

4	2004-08-24	- Investment Promotion Bureau of Hangzhou Economic and Technology Development Zone - Land V. Limited (Hangzhou)	Reply concerning the Approval for the Establishment of a Foreign-invested Enterprise Land V. Limited (Hangzhou)

Capital Verification Reports

5	2004-12-14	- Zhejiang Zhonghui CPA Limited	Capital verification report

6	2005-09-14	- Zhejiang Zhongxin CPA Limited	Capital verification report

Certificates

7	2005-06-14	- Agricultural Bank of China, Yuhang Qiaosi Sub-branch, Hangzhou	Account opening certificate (for basic deposit accounts)

8	2004-10-10	- State Administration of Foreign Exchange, Zhejiang Bureau	Foreign exchange registration certificate

8a	2005-04-19		Records of annual inspection

9	2005-09-26	- National Taxation Bureau of Hangzhou Municipality, Hangzhou Province	Tax registration certificate (duplicate)
- Local Taxation Bureau of Hangzhou Municipality, Hangzhou Province

10	2004-11-26	- Fujian Entry-Exit Inspection and Quarantine Bureau	Health registration certificate

Contracting Contracts for Land

11	2006-03-15	- Land V. Limited (Hangzhou) - No. 6 Farm of Qiaosi Farm	Contract for the contracting and operation of lands

Contract of Custom-Made

12	2004-06-30	- Land V. Limited (Hangzhou)	Contract for the custom-

List of Documents

Date y/m/d	Parties/Signatories	Name of Documents

	- Shengzhou Huali Refrigeration Equipment Factory	made of refrigerators for fresh-keeping purpose

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

F.	Land V. Limited (Weifang) (PRC)

Approval Certificate

1	2005-01-31	- People’s Government of Shandong Province	Certificate of Approval for Establishment of Enterprises with Foreign Investment in the People’s Republic of China

2	2005-01-26	- Foreign Trade and Economic Cooperation Bureau of Anqiu Municipality - Land V. Limited	Reply concerning the Feasibility Study Report of a Wholly Foreign Owned Enterprise Land V. Limited (Weifang)

3	2005-01-31	- Foreign Trade and Economic Cooperation Bureau of Weifang Municipality - Land V. Limited	Reply concerning the Approval for the Establishment of a Wholly Foreign Owned Enterprise Land V. Limited (Weifang)

4	2005-01-06	- People’s Government of Anqiu Municipality - Land V. Limited	Reply concerning the operation of Land V. Limited (Weifang)

Business Licenses

5	2005-11-18	- Weifang Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person

Articles of Association

6	2005-01	- Land V. Limited	Articles of Association

Capital Verification Reports

7	2005-06-07	- Shandong Xinhua CPA Limited	Capital verification report

8	2005-09-13	- Shandong Xinhua CPA Limited	Capital verification report

9	2006-08-23	- Shandong Xinhua CPA Limited	Capital verification report

Certificates

10	2005-05-30	- Bank of China, Anqiu Branch	Account opening certificate (for basic deposit accounts)

11	2005-04-19	- State Administration of Foreign Exchange, Anqiu Sub-branch	Foreign exchange registration certificate

12	2005-04-19	- National Taxation Bureau of Anqiu Municipality	Tax registration certificate of foreign-invested enterprises (duplicate) (national tax registration certificate)

13	2005-04-18	- Local Taxation Bureau of Anqiu Municipality	Tax registration certificate of foreign-invested enterprises (duplicate)(local tax registration certificate)

14	2005-01-20	- Bureau of Health of Anqiu Municipality	Health permit (duplicate)

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

15	2005-06-07	- Weifang Entry-Exit Inspection and Quarantine Bureau	Filing and registration certificate for entities applying for inspection

Environmental Protection

16	2005-01-18	- Land V. Limited	Registration form for environmental impact caused by construction projects (trial)

Premises Lease Contract

17	2005-01-01	- Land V. Limited (Weifang) - Li Bo	Premises lease contract

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

G.	Land V. Limited (Tianjin) (PRC)

Approval Certificate

1	2005-09-02	- People’s Government of Tianjin Municipality	Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hongkong, Macao and Overseas Chinese in the People’s Republic of China

2	2005-04-28	- Foreign Economic and Trade Commission of Baodi District, Tianjin Municipality - Liang Qikang	Reply concerning the Approval of the Establishment of a Wholly Foreign Owned Enterprise Land V. Limited (Tianjin) in the District

Business License

3	2005-11-06	- Tianjin Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person

Articles of Association

4	2005-03-05	- Land V Limited (Tianjin)	Articles of Association

Capital Verification Report

5	2005-10-26	- Tianjin Zhengtai CPA Limited	Capital verification report

Certificates

7	2005-05-25	- State Administration of Foreign Exchange, Tianjin Bureau	Foreign exchange registration certificate

8	2005-05-16	- National Taxation Bureau of Baodi District, Tianjin Municipality	Tax registration certificate of foreign-invested enterprises (national registration certificate)

9	2005-06-15	- Local Taxation Bureau of Baodi District, Tianjin Municipality	Tax registration certificate of foreign-invested enterprises (duplicate) (local registration certificate)

Reply to Projects Application

10	2004-11-12	- Development and Planning Committee of Baodi District, Tianjin Municipality	Reply to the Project Application Relating to the “Demonstration of Technology Study of Storing and Preserving Non-polluting Vegetables of Baodi District” Newly Submitted by the Planting Farm of Baodi District, Tianjin Municipality

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

Environmental Protection

11	2005-04	- Planting Farm of Baodi District, Tianjin Municipality	Report on the environmental impact caused by construction projects (trial)

12	2005-04-18	- Environmental Protection Bureau of Baodi District, Tianjin Municipality	Ruling for the grant of administrative permit (trial)

13	2005-04-18	- Environmental Protection Bureau of Baodi District, Tianjin Municipality	Reply concerning the report on environmental impact caused by the project of processing and distribution of non-polluting vegetables for export purpose by the planting farm of Baodi District, Tianjin Municipality

Lease Contract

14	2004-11-30	- Land V. Limited (Tianjin) - Tianjin Longtai Technology Development Co., Ltd.	Agreement for the leasing of a processing factory

Construction Contracts

15	2005-10-25	- Land V. Limited (Tianjin) - Tianjin Qiangjian Construction Co., Ltd., Construction Team No. 1	Contracting contract for the redevelopment of a sunlight greenhouse

16	2005-03-10	- Land V. Limited (Tianjin) - Tianjin Qiangjian Construction Co., Ltd., Construction Team No. 1	Contracting contract for the redevelopment of Tianjin processing factory

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

H.	Land V. Limited (Liaoyang) (PRC)

Approval Certificate

1	2004-07-06	- People’s Government of Liaoning Province	Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hongkong, Macao and Overseas Chinese in the People’s Republic of China

Business Licenses

2	2004-07-07	- Liaoyang Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person

3	2004-07-07	- Liaoyang Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person

3a	2005-04-19	- Liaoyang Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person (records of annual inspection)

Articles of Association

4	2004-06-10	- Land V. Limited (Liaoyang)	Articles of Association

5	2004-06-28	- Foreign Trade and Economic Cooperation Bureau of Liaoyang Municipality - Land V. Limited (Liaoyang)	Reply concerning the Articles of Association of Land V. Limited (Liaoyang)

Capital Verification Reports

6	2004-09-01	- Liaoning Taiyi CPA Limited	Capital verification report

7	2004-12-27	- Liaoning Taiyi CPA Limited	Capital verification report

Certificates

8	2005-06-13	- China Construction Bank, Zhaolin Sub-branch, Liaoyang, Liaoning Province	Account opening certificate (for basic deposit accounts)

9	2004-07-16	- State Administration of Foreign Exchange, Liaoyang City Center Bureau	Foreign exchange registration certificate

9a	2005-04-20	- State Administration of Foreign Exchange, Liaoyang City Center Bureau	Records of annual inspection

10	2004-08-03	- National Taxation Bureau of Liaoyang Municipality, Liaoning Province	Tax registration certificate (duplicate) (national tax registration certificate)

11	2004-09-10	- Local Taxation Bureau of Liaoyang Municipality	Tax registration certificate of foreign-invested enterprises (local tax registration certificate)

Premises Lease Contracts

12	2004-11-04	- Liu Qiang (Party A) - Land V. Limited (Liaoyang)	Agreement for the leasing of a refrigerator and premises

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

	Land Lease Contracts

13	2005-12-30	- Chen Wenfeng - Land V. Limited (Liaoyang)	Contracting contract for lands

14	2005	- Committee of Hali Village - Land V. Limited (Liaoyang)	Land lease contract

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

I.	Valutrue Investments Limited

Incorporation Documentation

1	2005-07-05	- Registrar of Corporate Affairs of BVI	Certificate of Incorporation

Company Registration Documents

2		- Valuetrue Investments Limited	Register of members

3		- Valuetrue Investments Limited	Register of directors

4		- Valuetrue Investments Limited	Register of transfers

Shareholders’ and Directors’ Resolutions

5		- OIL Officers Limited	Member’s resolution — appointment of director(s) and transfer of share

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

J.	Win Seasons Finance Ltd.

Incorporation Documentation

1	2005-04-06	- Registrar of Corporate Affairs of BVI	Certificate of Incorporation

Company Registration Documents

2		- Win Seasons Finance Ltd.	Register of members

3		- Win Seasons Finance Ltd.	Register of directors

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

K.	Magnetic Star Holdings Ltd.

Incorporation Documentation

1	2000-01-18	- Registrar of Companies	Certificate of Incorporation

Company Registration Documents

2		- Magnetic Star Holdings Limited	Register of members

3		- Magnetic Star Holdings Limited	Register of directors

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

L.	Others

1	2006-01	- China Linong Group (Fujian) Limited
- China Linong Group (Hangzhou) Limited
- China Linong Group (Liaoyang) Limited
- China Linong Group (Tianjin) Limited
- China Linong Group (Weifang) Limited
- China Linong Group (Shenzhen) Limited
- Huidong base of China Linong Group
		- Shantou base of China Linong	Register of employees of China Linong Group

2			List of assets of Linong

3			Information of the management

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

M.	China Linong International Limited

Incorporation Documentation

1	2006-03-24	- Registrar of Corporate Affairs	Certificate of Incorporation

Articles of Association

2			Memorandum and Articles of Association

Transfer Agreement

3	2006-04-06	- Magnetic Star Holdings Limited
- Win Seasons Finance Ltd.
- Valuetrue Investments Limited
- Natural Scent Limited
- Grow Grand Limited
- Limewater Limited
- Natural Eternity Limited
- Honeycomb Assets Management Limited
		- China Linong International Limited	Agreement for transfer of shares in Land V. Group Limited

Shareholders’ Agreement

4	2006-04-06	- Magnetic Star Holdings Limited
- Win Seasons Finance Ltd.
- Valuetrue Investments Limited
- Natural Scent Limited
- Grow Grand Limited
- Limewater Limited
- Natural Eternity Limited
- Honeycomb Assets Management Limited
		- China Linong International Limited	Shareholders’ Agreement relating to China Linong International Limited

Company Registration Documents

5	2006-04-06	- Offshore Incorporations Limited (as sole subscriber)	Appointment of first director(s)

6	2006-04-06	- Ma Shing Yung - Luan Li - Li Jin - Lui Ming Ho	Consent to act as a director

7		- China Linong International Limited	Register of directors

8		- China Linong International Limited	Register of members

Shareholders’ and Directors’ Resolutions

9	2006-04-06	- Ma Shing Yung - Luan Li - Li Jin - Lui Ming Ho	Written resolutions of all directors of the Company

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

10	2006-04-06	- Ma Shing Yung (as chairman)	Minutes of a meeting of the directors of the Company

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

N.	HONG KONG LINONG LIMITED (HK)

Incorporation Documentation

1	2006-11-10	- Registrar of Companies in Hong Kong	Certificate of incorporation

2		- Business Registration Office	Business registration certificate

Articles of Association

3		- HONG KONG LINONG LIMITED	Memorandum and Articles of Association

Company Registration Documents

4	2005-11-13	- HONG KONG LINONG LIMITED	Form D1

5	2006-11-13	- HONG KONG LINONG LIMITED	Form D3

6	2006-11-13	- HONG KONG LINONG LIMITED	Form R1

Contracts

7	2006-12-27	- WISDOM CHAMPION (15) LIMITED - HONG KONG LINONG LIMITED	Tenancy Agreement

O.	Land V. Limited (Zhangjiakou)

Approval Certificates

1	2006-10-16	- People’s Government of Hebei Province	Certificate of Approval for Establishment of Enterprises with Foreign Investment in the People’s Republic of China

2	2004-10-16	- Bureau of Commerce of Zhangjiakou - People’s Government of Guyuan County	Reply concerning the Application Form for the Establishment of a Foreign-invested Enterprise Land V. Limited (Zhangjiakou) by Linong Group (which is incorporated in BVI) in Guyuan County, its Articles of Association and List of the Members of Board of Directors issued by the Bureau of Commerce of Zhangjiakou

Business Licenses

3	2006-10-18	- Zhangjiakou Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person (duplicate)

4		- Bureau of Quality and Technical Supervision of Zhangjiakou Municipality	Organization Code Certificate of the People’s

List of Documents

	Date y/m/d	Parties/Signatories	Name of Documents

Republic of China

Articles of
Association

5	2006-08-01	- Land V. Limited (Zhangjiakou)	Articles of Association

Certificates

6	2006-10-19	- State Administration of Foreign Exchange, Zhangjiakou City Center Bureau	Foreign exchange registration certificate of foreign-invested enterprises

7	2006-10-23	- National Taxation Bureau of Guyuan County - Local Taxation Bureau of Guyuan County	Tax registration certificate

Other

8	2006-08-01	- Land V. Group Limited	Letter of appointment (executive director)

P.	Land V. Limited (Huizhou)

Approval Certificate

1	2006-12-25	- People’s Government of Guangdong Province	Certificate of Approval for Establishment of Enterprises with Foreign Investment in the People’s Republic of China

2	2006-12-22	- Foreign Trade and Economic Cooperation Bureau of Huizhou Municipality	Reply concerning the Establishment of a Foreign-invested Enterprise Land V. Limited (Huizhou)

Business
Licenses

3a	2006-12-28	- Huizhou Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person

3b	2006-12-28	- Huizhou Administration for Industry and Commerce	Business License for an Enterprise as a Legal Person (duplicate)

4		- Bureau of Quality and Technical Supervision of Huizhou Municipality, Guangdong Province	Organization Code Certificate of the People’s Republic of China

Articles of Association

5	2006-12-28	- Land V. Limited (Huizhou)	Articles of Association

Certificates

6	2007-01-09	- National Taxation Bureau of Huizhou Municipality, Guangdong Province	Tax registration certificate (national tax registration certificate)

7	2007-01-09	- Local Taxation Bureau of Huizhou Municipality, Guangdong Province	Tax registration certificate (local tax registration certificate)

EXHIBIT F
Shareholders Agreement

SHAREHOLDERS AGREEMENT
     THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of February 14, 2007 by and among China Linong International Limited, a BVI business company organized under the BVI Business Companies Act, 2004 (the “Company”), Land V, Group Limited, an international business company organized under the laws of the British Virgin Islands (the “BVI Subsidiary”), Land V. Limited, a company limited by shares established under the laws of Hong Kong of PRC (“HK Subsidiary A”), Hong Kong Linong Limited, a company limited by shares established under the laws of Hong Kong of PRC (“HK Subsidiary B”, and collectively with HK Subsidiary A, the “HK Subsidiaries”), each of the companies listed on Exhibit A hereto, each a wholly foreign owned enterprise organized under the laws of PRC (collectively, the “PRC Subsidiaries” and each, a “PRC Subsidiary”; and collectively with the BVI Subsidiary and the HK Subsidiaries, the “Subsidiaries”), each of the entities listed on Exhibit B hereto (collectively, the “Existing Shareholders” and each, an “Existing Shareholder”), each of the individuals listed on Exhibit C hereto (collectively, the “Founders” and each, a “Founder”), each of the entities listed on Exhibit D hereto (collectively, the “Series A Holders” and each, a “Series A Holder”), and each of the persons listed on Exhibit E hereto (collectively, the “Investors” and each, an “Investor”, and collectively with the Series A Holders, the “Preferred Shareholders”).
RECITALS
     A. The Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Investors, certain Series AI preferred shares, par value US$1 .00 per share, of the Company (the “Series A1 Shares”, collectively with the Series A preferred shares of the Company, the “Preferred Shares”), on the terms and conditions set forth in that certain Series A1 Preferred Share Purchase Agreement dated as of February 14, 2007 by and among the Company, the Subsidiaries, the Founders and the Investors (the “Purchase Agreement”).
     B. The Company, the Series A Holders and the Existing Shareholders entered into a shareholders’ agreement relating to the Company dated April 27, 2006, setting forth certain rights and obligations of the parties thereto (the “Original Shareholders Agreement”).
     C. In connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties hereto desire to enter into this Agreement to terminate, supersede and replace in its entirety the Original Shareholders Agreement and to waive any and all rights they may have thereunder in exchange for their rights hereunder.
     D. The Purchase Agreement provides that the execution and delivery of this Agreement by the parties shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. INFORMATION RIGHTS: BOARD REPRESENTATION.
          1.1 Information and Inspection Rights.
               (a) Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as 20% of the Preferred Shares (on an as-converted basis) are outstanding, the Company will deliver to each holder of Preferred Shares:
                    (i) audited annual consolidated financial statements, within one hundred and twenty (120) days after the end of each fiscal year, prepared in accordance with the United States generally accepted accounting principles (the “U.S. GAAP”) and audited by a “Big 4” accounting firm selected by the board of directors of the Company;
                    (ii) unaudited monthly consolidated financial statements, within thirty (30) days of the end of each month, prepared in accordance with the PRC generally accepted accounting principles (the “PRC GAAP”) which shall indicate variances from the annual budget of the Company with respect to key line items;
                    (iii) an annual consolidated budget for the following fiscal year, within thirty (30) days prior to the end of each fiscal year; and
                    (iv) copies of all documents or other information sent to any shareholder (the above rights, collectively, the “Information Rights”). All financial statements to be provided pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period and shall be prepared in conformance with the U.S. GAAP except for item (ii) above, which shall be prepared in accordance with the PRC GAAP.
               (b) Inspection Rights. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, each holder of Preferred Shares shall have (i) the right to inspect facilities, records and books of the Company and any of its subsidiaries (including any Subsidiary) at any time during regular working hours on reasonable prior notice to the Company, and (ii) the right to discuss the business, operations and conditions of the Company and any of its subsidiaries (including any Subsidiary) with its directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”). All such Inspection Rights must be exercised in good faith and reasonably.
               (c) Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a firm underwritten public offering of the ordinary shares, par value US$ 1.00 per share, of the Company (the “Ordinary Shares”) in the United States, that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes (the “Securities Act”), with gross proceeds to the Company in excess of US$70,000,000 (prior to underwriters’ discounts and commissions) and at a pre-public offering market capitalization of at least US$300,000,000, or in a similar public offering of the Ordinary Shares of the Company in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized regional or national securities exchange; provided that such offering satisfies the foregoing gross proceeds and pre-public offering market capitalization requirements (a “Qualified Public Offering”),
          1.2 Board of Directors.
               (a) Board Representation, The Company’s Memorandum and Articles of Association (the “Memorandum and Articles”) shall provide that the Company’s Board of Directors (the “Board”) shall consist of an authorized number of no more than seven (7) members, which number of members shall not be changed except pursuant to an amendment to the Memorandum and Articles; provided that the Board shall actually consist of five (5) members upon and immediately after the Closing (as defined in the Purchase Agreement) which number may not be increased without Sequoia Capital China I, L.P.’s prior written consent. So long as it and its affiliates, whether individually or in the aggregate, hold or remain beneficially interested in at least 20% of the total Preferred Shares (on an as-converted basis), Sequoia Capital China I, L.P. shall be entitled to appoint and remove one (1) director, and the holders of Ordinary Shares shall be entitled to appoint and remove the remaining directors.
               (b) Director Expenses. The Company shall bear the reasonable cost associated with a director attending the meetings of the Board, including all reasonable travel and lodging expenses.
               (c) Committees of the Board. The Board shall establish a compensation committee (the “Compensation Committee”) to manage certain compensation affairs of the Company, including implementing salary and equity guidelines for the Company, approving compensation packages, severance agreements and employment agreements for all senior managers (including but not limited to the chief executive officer and the chief financial officer) as well as administering the Company’s employee equity incentive plans; provided that, any allocation of shares under the Company’s employee equity incentive plans shall be subject to the Preferred Shareholders’ prior approval.
          1.3 Subsidiaries. Without Sequoia Capital China I, L.P.’s prior written consent, no Subsidiary may have a board of directors consisting of more than five (5) members. So long as it and its affiliates, whether individually or in the aggregate, hold or remain beneficially interested in at least 20% of the total Preferred Shares (on an as-converted basis), Sequoia Capital China I, L.P. shall be entitled to appoint and remove one (1) director of the board of director of each Major Subsidiary (as defined in the Purchase Agreement), if applicable.
     2. REGISTRATION RIGHTS.
          2.1 Applicability of Rights. The holders of Preferred Shares shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States.
          2.2 Definitions. For purposes of this Section 2:

               (a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.
               (b) Registrable Securities. The term “Registrable Securities” shall mean: (1) any Ordinary Shares of the Company issued or to be issued pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares of the Company owned or hereafter acquired by a holder of Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.
               (c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.
               (d) Holder. For purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.
               (e) Form F-3. The term “Form F-3” shall mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
               (f) SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.
               (g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
               (h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

                (i) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.
          2.3. Demand Registration.
               (a) Request by Holders. If the Company shall, at any time after the earlier of (i) two (2) years after the date of this Agreement or (ii) six (6) months following a Qualified Public Offering, receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of such Holders’ Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a).
               (b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
               (c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this Section 2.3.
               (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.
          2.4 Piggyback Registrations. (a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities, or a registration on any registration form that does not permit secondary sales), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
               (b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) except for the case of an initial public offering of the Ordinary Shares of the Company, the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded unless otherwise approved by the majority of the Holders of the Registrable Securities in writing. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
               (c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.
          2.5 Form F-3 Registration. In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:
               (a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and
               (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the

Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:
                    (1) if Form F-3 is not available for such offering by the Holders;
                    (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;
                    (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period;
                     (4) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or
                    (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
               (c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.
               (d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.
          2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.
          2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:
               (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.
               (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
               (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.
                (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
               (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.
               (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
               (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any.
          2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.
          2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:
               (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
          (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
           (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
          (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;
and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage,, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or any partner, officer, director, legal counsel, underwriter or controlling person of such Holder.
               (b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.
                (c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.
                (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
                (e) Survival: Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
          2.10. Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall terminate on the seventh (7th) anniversary of a Qualified Public Offering of the Company.
           2.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.
          2.12 Market Stand-Off. Each Holder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by this Agreement) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

          2.13 Listing in Hong Kong. Without limiting the generality of the foregoing provisions in this Section 2, in the event of a listing of the Company’s Ordinary Shares in Hong Kong (the “Listing”):
               (a) The selection of Hong Kong as the jurisdiction, and the relevant exchange as the exchange, for the Listing shall be subject to the prior written approval of Holders of at least a majority of the Registrable Securities;
                (b) The selection of the sponsor and/or lead manager (and any co-managers) for the Listing shall be subject to the prior written approval of Holders of at least a majority of the Registrable Securities;
               (c) Each Holder of Registrable Securities shall have the right to include and sell all of the Ordinary Shares (as-converted) held by it in such Listing;
               (d) Each Holder of Registrable Securities shall have the right to attend all meetings in connection with the Listing where the Company is present;
               (e) The determination of the price at which the Ordinary Shares are to be listed in such Listing shall be subject to the prior written approval of Holders of at least a majority of the Registrable Securities;
               (f) At any time after the third anniversary of the date of this Agreement, at the written request from Holders of at least a majority of the Registrable Securities for a Listing, the Company shall use its best efforts to effect such Listing on terms and subject to conditions as agreed upon between the Company and such Holder; and
               (g) The Company shall not require any Holder to hold, or refrain from transferring, any of its shares in the Company beyond the specific period(s) as set forth in the listing rules applicable to such Listing.
          2.14 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:
               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;
               (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
                (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.
     3. RIGHT OF PARTICIPATION.
          3.1 General.
               The Preferred Shareholders, the holders of Ordinary Shares and their permitted transferees to which rights under this Section 3 have been duly assigned in accordance with the terms of this Agreement (each a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).
          3.2 Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.
          3.3 New Securities. “New Securities” shall mean any Preferred Shares, any other shares of the Company designated as “preferred shares”, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, other preferred shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, other preferred shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:
               (a) up to 66.58 Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans approved by the Board and the Preferred Shareholders;
                (b) any shares of Series A1 Shares issued under the Purchase Agreement, as such agreement may be amended and any Ordinary Shares issued pursuant to the conversion thereof;
               (c) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

               (d) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;
               (e) any securities issued pursuant to a Qualified Public Offering; or
               (f) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity.
          3.4 Procedures.
               (a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such fifteen (15) day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.
               (b) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have five (5) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the

Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.
          3.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within fifteen (15) days following the issuance of the First Participation Notice, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.
          3.6 Termination. The Right of Participation for each Participation Rights Holder shall terminate upon a Qualified Public Offering.
     4. TRANSFER RESTRICTIONS.
          4.1 Certain Definitions. For purposes of this Section 4, “Ordinary Holder” means a holder of the Company’s outstanding Ordinary Shares and its permitted assignees to whom their rights under this Section 4 have been duly assigned in accordance with this Agreement; “Preferred Holder” means each of the Preferred Shareholders and its permitted assignees to whom its rights under this Section 4 have been duly assigned in accordance with this Agreement; “Restricted Shares” means any of the Company’s securities now owned or subsequently acquired by an Ordinary Holder;
          4.2 Sale of Restricted Shares; Notice of Sale. Subject to Section 4.7 of this Agreement, if any Ordinary Holder (the “Selling Shareholder”) proposes to sell or transfer any Restricted Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Ordinary Holder and each Preferred Holder prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.
          4.3 Right of First Refusal.
               (a) Preferred Holders’ Option. Each Preferred Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Ordinary Holder and Preferred Holder, within thirty (30) days after receipt of the Transfer Notice (the “Preferred First Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Preferred Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Preferred Holders at the time of the transaction, at the same price and subject to the same material terms and conditions as described in the Transfer Notice. To the extent that any Preferred Holder does not exercise its right of first refusal to the full extent of its pro rata share of the Offered Shares, the Selling Shareholder and the participating Preferred Holders shall, within ten (10) days after the end of the Preferred First Refusal Period (the “Preferred First Refusal Adjustment Period”), make such adjustments to each exercising Preferred Holder’s pro rata share of the Offered Shares so that any remaining Offered Shares may be allocated to those Preferred Holders exercising their rights of first refusal on a pro rata basis.
               (b) Ordinary Holders’ Option. If and to the extent the any Offered Shares have not been purchased pursuant to Section 4.3(a), each Ordinary Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Ordinary Holder and Preferred Holder, within thirty (30) days following the expiration of the Preferred First Refusal Adjustment Period (the “Ordinary First Refusal Period”), to elect to purchase all or any part of its pro rata share of the remaining Offered Shares equivalent to the product obtained by multiplying the aggregate number of the remaining Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Ordinary Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Ordinary Holders at the time of the transaction, at the same price and subject to the same material terms and conditions as described in the Transfer Notice. To the extent that any Ordinary Holder does not exercise its right of first refusal to the full extent of its pro rata share of the Offered Shares, the Selling Shareholder and the participating Ordinary Holders shall, within ten (10) days after the end of the Ordinary First Refusal Period (the “Ordinary First Refusal Adjustment Period”), make such adjustments to each exercising Ordinary Holder’s pro rata share of the Offered Shares so that any remaining Offered Shares may be allocated to those Ordinary Holders exercising their rights of first refusal on a pro rata basis.
               (c) A Preferred Holder and an Ordinary Holder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Preferred First Refusal Period or Preferred First Refusal Adjustment Period, or the Ordinary First Refusal Period or Ordinary First Refusal Adjustment Period, as the case may be, to purchase up to all of its pro rata share of the Offered Shares.
               (d) Expiration Notice. Within ten (10) days after expiration of the Ordinary First Refusal Adjustment Period the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder specifying either (i) that all of the Offered Shares was subscribed by the Preferred Holders and/or Ordinary Holders exercising their rights of first refusal or (ii) that the Preferred Holders and Ordinary Holders have not subscribed all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro-Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 4.4 below.
               (e) Purchase Price. The purchase price for the Offered Shares to be purchased by the Preferred Holders and/or Ordinary Holders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in this Section 4.3(f). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the

Board in good faith, which determination will be binding upon the Ordinary Holders, Preferred Holders and the Selling Shareholder, absent fraud or error.
               (f) Payment. Payment of the purchase price for the Offered Shares purchased by the Preferred Holders and/or Ordinary Holders shall be made within ten (10) days following the date of the First Refusal Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.
               (g) Rights of a Selling Shareholder. If any Preferred Holder or Ordinary Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Preferred Holder or Ordinary Holder (as the case may be), the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Preferred Holder or Ordinary Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Preferred Holder or Ordinary Holder.
               (h) Application of Co-Sale Rights. If the Preferred Holders and/or Ordinary Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 4.4 below.
          4.4 Co-Sale Right. To the extent that the Preferred Holders and/or Ordinary Holders have not exercised right of first refusal with respect to any or all the Offered Shares, then each Preferred Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Holder (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Company securities (on both an absolute and as-converted to Ordinary Shares basis) that such participating Preferred Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Preferred Holder. To the extent one or more of the Preferred Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Restricted Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Preferred Holder shall be subject to the following terms and conditions:
               (a) Co-Sale Pro Rata Portion. Each Preferred Holder may sell all or any part of that number of Ordinary Shares held by it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by the Preferred Holder at the time of the sale or transfer and the denominator of which is the total combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Preferred Holders and the Selling Shareholder (“Co-Sale Pro Rata Portion”). To the extent that any Preferred Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating Preferred Holders shall, within five (5) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating Preferred Holder so that any remaining Offered Shares may be allocated to other participating Preferred Holders on a pro rata basis.
               (b) Transferred Shares. Each participating Preferred Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:
                    (i) the number of Ordinary Shares which such Preferred Holder elects to sell;
                    (ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Preferred Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Preferred Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or
                    (iii) or a combination of the above.
               (c) Payment to Preferred Holders. The share certificate or certificates that the participating Preferred Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be transferred to the prospective purchaser in consummation of the sale of the Restricted Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Preferred Holder that portion of the sale proceeds to which such Preferred Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Preferred Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Restricted Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Preferred Holder.
          4.5 Right to Transfer. To the extent the Preferred Holders and/or the other Ordinary Holders do not elect to purchase, or to participate in the sale of, the Restricted Shares subject to the Transfer Notice in accordance with the provisions of this Agreement, as the case may be, the Selling Shareholder may, not later than one hundred and twenty (120) days following delivery to the Company, each of the other Ordinary Holders and each of the Preferred Holders of the Transfer Notice, conclude a transfer of the Restricted Shares covered by the Transfer Notice and not elected to be purchased by the Preferred Holders and/or the other Ordinary Holders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Restricted Shares by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the Preferred Holders and, if applicable, the other Ordinary Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 4.3 and Section 4.4 of this Agreement.

          4.6 Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Holders and/or the Ordinary Holders shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; or (b) any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of any Founder for bona fide estate planning purposes; or (c) any sale or transfer of Ordinary Shares by Valuetrue Investments Limited (each transferee pursuant to the foregoing clauses (a), (b) and (c), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Preferred Shareholders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.
          4.7 Prohibited Transfers.
               (a) Except for transfers by the Ordinary Holders to Permitted Transferees as provided in Section 4.6 above, none of the Ordinary Holders or the Permitted Transferees shall, without the prior written consent of holders of a majority of Preferred Shares and their permitted transferees, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions of any Company securities now held by him to any person any time prior to the Qualified Public Offering; provided that during such period each Existing Shareholder controlled by the Founders may sell, transfer, or otherwise dispose of, up to an aggregate of ten percent (10%) of the issued outstanding Ordinary Shares held by such Existing Shareholder as of the date hereof; provided further, that any such sale, transfer or disposition shall nevertheless be subject to the right of first refusal and co-sale rights of the Preferred Holders and the Ordinary Holders under Sections 4.3, 4.4 and 4.5 above.
               (b) Any attempt by a party to sell or transfer Restricted Shares or Preferred Shares in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of holders of a majority of Preferred Shares.
          4.8 Legend.
               (a) Each certificate representing the Restricted Shares shall be endorsed with the following legend:
“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”
               (b) Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.8(a) above to enforce the provisions of this Agreement and the

Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.
          4.9 Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein, without the prior written approval of holders of at least a majority of the Preferred Shares:
               (a) Each of the Founders shall not, and shall use his best efforts to cause any shareholder of any Existing Shareholder not to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by such Founder and/or shareholder in such Existing Shareholder to any person or entity other than one that is solely owned by such Founder and/or shareholder;
               (b) Each Existing Shareholder shall not, and each of the Founders shall use his best efforts to cause such Existing Shareholder not to, issue to any person any equity securities of such Existing Shareholder or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Existing Shareholder; and
               (c) Notwithstanding above, the restrictions under this Section 4.9 shall not apply to (i) any transfers or issuances with respect to the equity interest in Valuetrue Investments Limited; and (ii) any transfers or issuances to the parents, children or spouse of any Founder and/or any shareholder of an Existing Shareholder occurring after the date hereof with respect to the equity interest in any Existing Shareholder which do not exceed twenty percent (20%) of the capital of such Existing Shareholder at any time in the aggregate.
          4.10 Restriction on Preferred Holders’ Transfers.
               (a) If any Preferred Holder (the “Selling Preferred Holder”) proposes to sell or transfer to its permitted assigns other than its affiliated funds any Preferred Shares held by it, then the Selling Preferred Holder shall promptly give written notice (the “Preferred Transfer Notice”) to the Company prior to such sale or transfer. The Preferred Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Preferred Shares to be sold or transferred (the “Offered Preferred Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.
               (b) The Company shall have the right, exercisable upon written notice to the Selling Preferred Holder, each other Preferred Holder and each Ordinary Holder, within thirty (30) days after receipt of the Preferred Transfer Notice, to elect to purchase all or any part of the Offered Preferred Shares at the same price and subject to the same material terms and conditions as described in the Preferred Transfer Notice.
               (c) To the extent the Company does not elect to purchase the Preferred Shares subject to the Preferred Transfer Notice in accordance with the provisions above, the Selling Preferred Holder may, not later than one hundred and twenty (120) days following delivery to the Company of the Preferred Transfer Notice, conclude a transfer of the Preferred Shares covered by the Preferred Transfer Notice and not elected to be purchased by the Company, which shall be on substantially the same terms and conditions as those described in the Preferred Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Preferred Transfer Notice, as well as any subsequent proposed transfer of any Preferred Shares by the Selling Preferred Holder, shall again be subject to the right of first refusal of the Company and shall require compliance by the Selling Preferred Shareholder with the procedures described in this Section 4.10.
               (d) Without the approval of the Board of the Company, the Preferred Holders may not transfer any Preferred Shares to any competitor of the Company. In case of a transfer of any Preferred Shares by a Preferred Holder to its permitted assignees, such Preferred Holder shall have the obligation to notify the permitted assignee of such restriction that Preferred Holders may not transfer any Preferred Shares to any competitor of the Company. For the purpose of this Section 4.10, a “competitor” of the Company shall mean any of the entities whose business or product competes against that of the Company and its subsidiaries (including the Subsidiaries).
          4.11 Term. The provisions under this Section 4 shall terminate upon a Qualified Public Offering.
     5. ASSIGNMENT AND AMENDMENT.
          5.1 Assignment. Notwithstanding anything herein to the contrary:
               (a) Information Rights; Registration Rights. The Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares; and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.
               (b) Rights of Participation; Right of First Refusal; Co-Sale Rights. Subject to Section 4.10, the rights of the Preferred Shareholders under Sections 3 and 4 are fully assignable in connection with a transfer of shares of the Company by the Preferred Shareholders; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Preferred Shareholders stating the name and address of the assignee; and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.
          5.2 Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to each Subsidiary, by such Subsidiary; (iii) as to the Preferred Shareholders, by persons or entities holding a majority of the Preferred Shares held by the Preferred Shareholders and their assigns; provided, however, that any holder of

Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Preferred Shares or their assigns; and (iv) as to each Existing Shareholder, by such Existing Shareholder and its assigns; and (v) as to each Founder, by such Founder. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Company, the Preferred Shareholders, the Subsidiaries, the Existing Shareholders, the Founders and their respective assigns.
     6. CONFIDENTIALITY AND NON-DISCLOSURE.
          6.1 Disclosure of Terms. The terms and conditions of this Agreement and the Purchase Agreement, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.
          6.2 Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Preferred Shareholders. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Preferred Shareholders’ and the Company’s prior written consent.
          6.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Preferred Shareholders shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.
          6.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Purchase Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, such party (the “Disclosing party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing party.
          6.5 Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

          6.6 Notices. All notices required under this section shall be made pursuant to Section 8.1 of this Agreement.
     7. PROTECTIVE PROVISIONS.
          In addition to such other limitations as may be provided in the Memorandum and Articles and the BVI Business Companies Act 2004, the following acts of the Company shall require the prior written approval of the holder(s) of at least seventy-five percent (75%) of the outstanding Preferred Shares (on an as-converted basis); provided that such requirement shall terminate upon a Qualified Public Offering:
          (i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares of the Company;
          (ii) any action to authorize, create or issue shares of any class or series of the Company having preferences superior to or on a parity with the Preferred Shares in any aspects including without limitation dividend rights, redemption rights and/or liquidation rights;
          (iii) any new issuance of any equity securities of the Company, excluding (i) any issuance of the Series A1 Shares under the Purchase Agreement, (ii) any issuance of Ordinary Shares upon conversion of the Preferred Shares, and (iii) the issuance of up to 66.58 Ordinary Shares (or options or warrants therefor) under employee equity incentive plans approved by the Board and the Preferred Shareholders;
          (iv) any action of the Company to reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Preferred Shares;
          (v) any increase or decrease of the authorized number of Ordinary Shares or Preferred Shares of the Company;
          (vi) any repurchase or redemption of any equity securities of the Company other than pursuant to (A) the redemption right of the holders of Preferred Shares as provided in the Memorandum and Articles, or (B) contractual rights to repurchase Ordinary Shares from the employees, directors or consultants of the Company upon termination of their employment or services or pursuant to a contractual right of first refusal held by the Company;
          (vii) any amendment of the Memorandum and Articles of Association or other charter documents of the Company (including any Major Subsidiary);
          (viii) any merger or consolidation of the Company (including any Subsidiary) with or into any other business entity in which the shareholders of the Company (including any Subsidiary) immediately after such merger or consolidation held shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity;

          (ix) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company (including any Subsidiary), except for intra-group transactions among the Company and any Subsidiaries;
          (x) any licensing or otherwise transfer of the patents, copyrights, trademarks or other intellectual property of the Company (including any Subsidiary) other than in the ordinary course of its business, except for intra-group transactions among the Company and any Subsidiaries;
          (xi) any increase or decrease of the authorized number of the board members of the Company;
          (xii) the liquidation, dissolution or winding up of the Company (including any Subsidiary);
          (xiii) the declaration or payment of a dividend or other distribution on Ordinary Shares or Preferred Shares of the Company;
          (xiv) any increase of the number of Ordinary Shares of the Company reserved under any employee equity incentive plan;
          (xv) any increase in compensation of any employee of the Company (including any Subsidiary) with an annual salary of US$50,000 or more by more than twenty percent (20%) in a twelve (12) month period;
          (xvi) the extension by the Company of any loan or guarantee for indebtedness to any director, officer, employee or affiliate of the Company (including any Subsidiary), except for intra-group transactions among the Company and any Subsidiaries;
          (xvii) any incurrence of indebtedness in excess of US$300,000 in the aggregate to the Company (including any Subsidiary), or creation of any encumbrance whatsoever upon the assets, patents, copyrights, trademarks or other intellectual property of the Company (including any Subsidiary);
          (xviii) any purchase by the Company (including any Subsidiary) of real property with a value of US$300,000 or more, or any purchase of production facilities with a value of US$500,000 or more, individually or in the aggregate;
          (xix) any transaction or series of transactions that are not in the ordinary course of the Company’s business where the value involved exceeds US$300,000, individually or in the aggregate, during any twelve (12) month period;
          (xx) approval of the annual consolidated budget of the Company; or
          (xxi) the appointment and removal of any key officer of the Company (including any Major Subsidiary), including the Chief Executive Officer and the Chief Financial Officer;
          (xxii) the appointment and/or reappointment of auditors of the Company;

          (xxiii) any transaction involving both the Company (including any Subsidiary) and a shareholder or any of the Company’s employees, officers, directors or shareholders or any affiliate of a shareholder or any of its officers, directors or shareholders, except for intra-group transactions among the Company and any Subsidiaries; or
          (xxiv) any items of capital expenditure outside the annual budget of the Company (including any Subsidiary) in excess of US$150,000 per month, individually or in the aggregate.
     8. GENERAL PROVISIONS.
          8.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit E hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit E; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit E with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.
          Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.1 by giving the other party written notice of the new address in the manner set forth above.
          8.2 Entire Agreement. This Agreement, the Purchase Agreement and any Ancillary Agreements (as defined in the Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Original Shareholders Agreement, which shall be null and void and have no force or effect whatsoever as of the date of this Agreement. The parties hereto hereby irrevocably waive any and all rights that they may have against any other party under the Original Shareholders Agreement in exchange for their rights hereunder.
          8.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance the internal laws of the State of California (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties hereunder.
          8.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.
          8.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.
          8.6 Successors and Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
          8.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.
          8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          8.9 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.
          8.10 Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by Affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          8.11 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall control as between the shareholders only. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency.
          8.12 Dispute Resolution.

               (a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 8.12(b) shall apply.
               (b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.
— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Company and the Existing Shareholders:

China Linong International Limited			Grow Grand Limited

By:	/s/ Ma Shing Yung		By:	/s/ Ma Shing Yung

	Name:			Name:
	Title:			Title:

Magnetic Star Holdings Ltd.			Limewater Limited

By:			By:

	Name:			Name:
	Title:			Title:

Natural Eternity Limited			Valuetrue Investments Ltd.

By:	/s/ Law Kin Ip		By:

	Name:	LAW KIN IP		Name:
	Title:			Title:

Win Seasons Finance Ltd.			Honeycomb Assets Management Ltd.

By:			By:

	Name:			Name:
	Title:			Title:

Natural Scent Limited

By:	/s/ Uvay

Name:
Title:
Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Company and the Existing Shareholders:

China Linong International Limited		Grow Grand Limited

By:		By:

	Name:		Name:
	Title:		Title:

Magnetic Star Holdings Ltd.		Limewater Limited

By:	/s/ Luan Li	By:

	Name:		Name:
	Title:		Title:

Natural Eternity Limited		Valuetrue Investments Ltd.

By:		By:

	Name:		Name:
	Title:		Title:

Win Seasons Finance Ltd.		Honeycomb Assets Management Ltd.

By:		By:

	Name:		Name:
	Title:		Title:

Natural Scent Limited

By:	/s/ Uvay

Name:
Title:
Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Company and the Existing Shareholders:

China Linong International Limited		Grow Grand Limited

By:		By:

	Name:		Name:
	Title:		Title:

Magnetic Star Holdings Ltd.		Limewater Limited

By:		By:

	Name:		Name:
	Title:		Title:

Natural Eternity Limited		Valuetrue Investments Ltd.

By:		By:	/s/ Ma Wen Lie

	Name:		Name:	Ma Wen Lie
	Title:		Title:	Director

Win Seasons Finance Ltd.		Honeycomb Assets Management Ltd.

By:		By:

	Name:		Name:
	Title:		Title:

Natural Scent Limited

By:	/s/ Uvay

Name:
Title:
:
Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Company and the Existing Shareholders:

China Linong International Limited			Grow Grand Limited

By:			By:

	Name:			Name:
	Title:			Title:

Magnetic Star Holdings Ltd.			Limewater Limited

By:			By:

	Name:			Name:
	Title:			Title:

Natural Eternity Limited			Valuetrue Investments Ltd.

By:			By:

	Name:			Name:
	Title:			Title:

Win Seasons Finance Ltd.			Honeycomb Assets Management Ltd.

By:	/s/ Wang Xiaogang		By:

	Name:	WANG XIAOGANG		Name:
	Title:	Director		Title:

Natural Scent Limited

By:

Name:
Title:
Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Company and the Existing Shareholders:

China Linong International Limited		Grow Grand Limited

By:		By:

	Name:		Name:
	Title:		Title:

Magnetic Star Holdings Ltd.		Limewater Limited

By:		By:

	Name:		Name:
	Title:		Title:

Natural Eternity Limited		Valuetrue Investments Ltd.

By:		By:

	Name:		Name:
	Title:		Title:

Win Seasons Finance Ltd.		Honeycomb Assets Management Ltd.

By:		By:	/s/ Fu Ming Xia

	Name:		Name:	FU MING XIA
	Title:		Title:

Natural Scent Limited

By:

Name:
Title:
Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Subsidiaries and Founders:

Land V. Group Limited		Land V. Limited

By:	/s/ Ma Shing Yung	By:	/s/ Ma Shing Yung

	Name:		Name:
	Title:		Title:

Hong Kong Linong Limited		Land V. Limited (Fujian)

By:	/s/ Ma Shing Yung	By:

	Name:		Name:
	Title:		Title:

Land V. Limited (Huizhou)		Land V. Limited (Zhangjiakou)

By:	/s/ Ma Shing Yung	By:	/s/ Ma Shing Yung

	Name:		Name:
	Title:		Title:

Land V. Limited (Weifang)		Land V. Limited (Shenzhen)

By:		By:

	Name:		Name:
	Title:		Title:

Land V Limited (Hangzhou)		Land V Limited (Tianjin)

By:		By:

	Name:		Name:
	Title:		Title:

Land V. Limited (Liaoyang)

By:		/s/ Ma Shing Yung

	Name:	Ma Shing Yung
Title:

Luan Li
Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Subsidiaries and Founders:

Land V. Group Limited		Land V. Limited

By:		By:

	Name:		Name:
	Title:		Title:

Hong Kong Linong Limited		Land V. Limited (Fujian)

By:		By:	/s/ Luan Li

	Name:		Name:
	Title:		Title:

Land V. Limited (Huizhou)		Land V. Limited (Zhangjiakou)

By:		By:

	Name:		Name:
	Title:		Title:

Land V. Limited (Weifang)		Land V. Limited (Shenzhen)

By:	/s/ Luan Li	By:	/s/ Luan Li

	Name:		Name:
	Title:		Title:

LandV Limited (Hangzhou)		LandV Limited (Tianjin)

By:	/s/ Luan Li	By:	/s/ Luan Li

	Name:		Name:
	Title:		Title:

Land V. Limited (Liaoyang)

By:	/s/ Luan Li

	Name:	Ma Shing Yung
Title:

/s/ Luan Li

Luan Li
Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Investors:

Grow Grand Limited
By:	/s/ Ma Shing Yung
Name:
Title:

Honeycomb Assets Management Limited
By:
Name:
Title:

Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Investors:

Grow Grand Limited
By:
Name:
Title:

Honeycomb Assets Management Limited
By:	/s/ Fu, Ming Xia
	Name:	Fu, MING XIA
Title:

Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By Series A Holders:

Sequoia Capital China I, L.P. Sequoia Capital China Partners Fund I, L.P. Sequoia Capital China Principals Fund I, L.P.
By:	Sequoia Capital China Management I, L.P.
A Cayman Islands Exempted Limited partnership General Partner of Each

By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

By:	Max Wealth Enterprises Limited, Director

/s/ Neil Shen
Name:	Neil Shen
Title:	Director

Signature Page to Land V A1 Shareholders Agreement

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
By the Investors:

Sequoia Capital China I, L.P. Sequoia Capital China Partners Fund I, L.P. Sequoia Capital China Principals Fund I, L.P.
By:	Sequoia Capital China Management I, L.P.
A Cayman Islands Exempted Limited partnership
General Partner of Each

By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

By:	Max Wealth Enterprises Limited, Director

/s/ Neil Shen
Name:	Neil Shen
Title:	Director

Signature Page to Land V A1 Shareholders Agreement

LIST OF EXHIBITS
Exhibit A     Schedule of PRC Subsidiaries
Exhibit B     Schedule of Existing Shareholders
Exhibit C     Schedule of Founders
Exhibit D     Schedule of Series A Holders
Exhibit E     Schedule of Investors
Exhibit F     Notices

EXHIBIT A
Schedule of PRC Subsidiaries
1.	Land V. Limited (Fujian)

2.	Land V. Limited (Shenzhen)

3.	Land V Limited (Hangzhou)

4.	Land V Limited (Tianjin)

5.	Land V. Limited (Liaoyang)

6.	Land V. Limited (Weifang)

7.	Land V. Limited (Zhangjiakou)

8.	Land V. Limited (Huizhou)

EXHIBIT B
Schedule of Existing Shareholders
1.	Grow Grand Limited

2.	Magnetic Star Holdings Ltd.

3.	Limewater Limited

4.	Natural Eternity Limited

5.	Valuetrue Investments Ltd.

6.	Win Seasons Finance Ltd.

7.	Honeycomb Assets Management Ltd.

8.	Natural Scent Limited

EXHIBIT C
Schedule of Founders
1.	Ma Shing Yung

2.	Luan Li

EXHIBIT D
Schedule of Series A Holders
1.	Sequoia Capital China I, L.P.

2.	Sequoia Capital China Partners Fund I, L.P.

3.	Sequoia Capital China Principals Fund I, L.P.

EXHIBIT E
Schedule of Investors

Investor	No. of Series A1 Shares	Purchase Price (US$)
Sequoia Capital China I, L.P.	31.784	US$	1,575,200
Sequoia Capital China Partners Fund I, L.P.	3.652	US$	181,000
Sequoia Capital China Principals Fund I, L.P.	4.919	US$	243,800
Grow Grand Limited	24.213	US$	1,200,000
Honeycomb Assets Management Limited	16.142	US$	800,000
TOTAL	80.71	US$	4,000,000

EXHIBIT F
Notices
If to the Company, the Existing Shareholders, the Subsidiaries or Founders:
Attention: Mr. Ma Shing Yung
Address: 1602, Tower 1, the Metropolis Residence, 8 Metropolis Road, Hung Hom, Kowloon, Hong Kong
Telephone: (852) 2330-2039
Facsimile: (852) 2330-6739
If to Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P. and Sequoia Capital China Principals Fund I, L.P.:
Attention: Neil Shen
Address: Sequoia Capital China, Suite 3202A, 32/F, the Centrium, 60 Wyndham Street, Central, Hong Kong
Telephone: (852) 2501-5241
Facsimile: (852) 2501-5249
If to Grow Grand Limited:
Attention: Mr. Ma Shing Yung
Address: Flat K, 47/F, Block 2, Royal Peninsula, 8 Hung Lai Road, Hung Hom, Kowloon, Hong Kong
Telephone: (852) 9327-6488
Facsimile: (852) 2621-3338
If to Honeycomb Assets Management Limited:
Attention: Fu Ming Xia
Address: 4C Somerset, 67 Repulse Bay Road, Hong Kong
Telephone: (852) 9021-5372
Facsimile: (852) 2517-6671

EXHIBIT G
Key Officers and Employees
1.	Ma Shing Yung

2.	Luan Li

EXHIBIT H
Notices
If to the Company, the Subsidiaries or Founders:
Attention: Mr. Ma Shing Yung
Address: 1602, Tower 1, the Metropolis Residence, 8 Metropolis Road, Hung Hom, Kowloon, Hong Kong
Telephone: (852) 2330-2039
Facsimile: (852) 2330-6739
If to Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P. and Sequoia Capital China Principals Fund I, L.P.:
Attention: Neil Shen
Address: Sequoia Capital China, Suite 3202A, 32/F, the Centrium, 60 Wyndham Street, Central, Hong Kong
Telephone: (852) 2501-5241
Facsimile: (852) 2501-5249
If to Grow Grand Limited:
Attention: Mr. Ma Shing Yung
Address: Flat K, 47/F, Block 2, Royal Peninsula, 8 Hung Lai Road, Hung Hom, Kowloon, Hong Kong
Telephone: (852) 9327-6488
Facsimile: (852) 2621-3338
If to Honeycomb Assets Management Limited:
Attention: Fu Ming Xia
Address: 4C Somerset, 67 Repulse Bay Road, Hong Kong
Telephone: (852) 9021-5372
Facsimile: (852) 2517-6671